EXHIBIT 4.45




THIS AGREEMENT IS MADE EFFECTIVE as at the 31st day of August, 2004

BETWEEN:

                      ADDISON YORK INSURANCE BROKERS, LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                  (hereinafter referred to as the "Purchaser")

                                       and

                               AL VINCIGUERRA LTD.
                          a body corporate incorporated
                  pursuant to the laws of the State of Virginia
                       (hereinafter referred to as "AVL")

                                       and

                                DENA VINCIGUERRA
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                        (hereinafter referred to as "DV")

                                       and

                                  RENEE WOODARD
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                        (hereinafter referred to as "RW")

WHEREAS AVL has its principal offices in the State of Virginia and is primarily engaged in the insurance brokerage business in Virginia under the names of "Al Vincent's Insurance Agency", "Auto Insurance Experts" and "Affordable Insurance Agency of Tidewater" (the "Business"), and wishes to sell to the Purchaser substantially all of its Business' assets, including without limiting the generality of the foregoing, the Client Files and Book of Business owned or processed by AVL and the Purchaser desires to acquire such assets upon the terms and conditions expressed in this Agreement;

AND WHEREAS DV and RW own all of the outstanding capital stock of AVL and currently operate and manage the affairs of AVL (in their capacities as officers and directors as the case may be) and will provide certain non-competition, indemnification and other assurances to the Purchaser as a material inducement for Purchaser to enter into this transaction;

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the Parties covenant and agree as follows:



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

1.00 - DEFINITIONS

1.01 In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a) "Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs;

(a) "Assumed Contracts" shall mean any right, title, interest, entitlement or benefit of AVL under or in respect of any contract, agreement, non-competition contract, lease, engagement, commitments including unfilled orders received by AVL in connection with the Business or license which is applicable to the Business and specifically assumed by the Purchaser to the extent the same may be assignable to the Purchaser, including, but not restricted to the contracts described in Schedule "D" attached hereto;

(a) "Carrier Appointment" means that the Purchaser has received written notification from an insurance carrier or wholesaler, as the case may be, stating that the Purchaser is an authorized agent of the insurance carrier or wholesaler for the sale of its insurance products;

(a) "Client Files" shall mean all business files, customer lists and other records applicable to the Business including, without limiting the generality of the foregoing, the Client List attached as Schedule "A" hereto, all client files and policies owned by AVL and which reasonably would result in Earned Commissions for AVL prior to this sale and are expected to result in Earned Commissions for the Purchaser thereafter; all lapsed client files which relate to former clients of the Business and all records, documents, computer tapes and disks and related electronic data in which or by which any such Business files, customer lists, lapsed client files or other records applicable to the Business are stored or kept;

(a) "Closing Date" means the 31st day of August, 2004, or such other date as shall be mutually agreed to by the parties in writing;

(a) "Closing Time" means 2:00 o'clock a.m. Eastern Standard time, on the Closing Date or such other time on such date as the parties may agree as the time at which the Closing shall take place;



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

(a) "Commission Revenue" means all commissions and fees relating to the sale and brokerage of insurance products and services. Commission Revenue generated from any one account shall not be included more than once in any twelve-month period. Direct bill Commission Revenue is recognized when received from the insurance carrier and agency bill Commission Revenue is recognized on the effective date of the policy installment.

(a) "Earned Commissions" shall mean the Commission Revenue attributable to policies sold by AVL and/or payable under agreements with insurers. Notwithstanding the foregoing, the Earned Commissions shall not include any:
     (i)  Contingency Revenues;
     (ii) revenues derived by the Purchaser from joint venture or revenue processing agreements which the Purchaser or AVL may enter into after the Closing Date, except those revenues derived by the Purchaser from those persons or agencies set forth on Schedule "M" attached hereto which shall be included in the definition of Earned Commissions;
     (iii) life insurance revenues;
     (iv) interest income; or
     (v)  finance charges;

(a) "Contingency Revenue" means those commissions and/or override commissions paid to the Purchaser by insurance companies based upon the volume, growth and or profitability of insurance business placed with such insurance companies by the Purchaser;

(a)       "Effective Date" means August 31st, 2004;

(a) "Environmental, Health, And Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes;

(a) "Escrow Agent" means Demiantschuk Milley Burke & Hoffinger, barristers and solicitors, located at 1200, 1015 - 4th Street, SW, Calgary, Alberta, T2R 1J4;



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

(a) "Excluded Assets" means those assets set forth in Schedule "T" attached hereto and forming a part hereof;

(a) "Intellectual Property" means (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (B) all trademarks, service marks, trade dress, logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (C) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (D) all mask works and all applications, registrations, and renewals in connection therewith, (E) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (F) all computer software (including data and related documentation), (G) all other proprietary rights, and (H) all copies and tangible embodiments thereof (in whatever form or medium);

(a) "Intercreditor Agreement"means that Debt Subordination and Intercreditor Agreement dated August 31st, 2004, and made between FCC, LLC, Oak Street Funding LLC, Emmett Lescroart, Kabaker Family Trust of July 1998, Anthony Clark International Insurance Brokers, the Purchaser and AVL;

(a) "Lease Agreement" means the form of lease agreement for the Premises of the Business as attached as Schedule "C" hereto;

(a)       "Non-Competition   Agreement"   means  those   agreements   respecting
     competition by Al Vinciguerra ("AV"), AVL, DV and RW substantially in the form attached hereto as Schedule "F";

(a) "Premises" means the properties set forth in Schedule "W" attached hereto; (a)

(a) "Purchased Assets" means, subject to paragraph 2.03 herein, all of the assets, property and rights (other than the Excluded Assets) of any kind and description owned and used by AVL or held by it for use in, or in respect of the operations of, the Business wherever such assets, property or rights are located as of the Effective Date hereof including, without limitation, the following assets, properties and rights:
     i all rights, title and interest of AVL in, to and under all Assumed Contracts, contracts, leases, agreements, engagements, commitments including unfilled orders received by AVL in connection with the Business and other rights of or pertaining to the Business as are specifically accepted by



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

          the Purchaser in writing, whether written or unwritten, provided that the Purchaser shall in no event be liable or responsible for any liabilities or obligations thereunder which shall be in existence at, or accruing for or during the period prior to, the Closing Date except as otherwise agreed in this Agreement;
     ii all fixed assets, equipment, supplies, inventory of and pertaining to and used in the Business, including without limiting the generality of the foregoing, all furniture, furnishings, fixtures, leasehold improvements (whether or not fixtures), and all other materials and accessories, goods, chattels and effects of all kinds utilized by AVL in connection with the operation of the Business including, without limitation, computer hardware, credit card verification equipment, computer software and accounting systems and all of those other assets listed in Schedule "B" (collectively the "Fixed Assets");
     iii the right of AVL to carry on the Business under the names of "Al Vincent's Insurance Agency", "Auto Insurance Experts" and "Affordable Insurance Agency of Tidewater" and the right to use any other words or tradenames of AVL indicating that the Business is so carried on;
     iv the goodwill of AVL in the Business ("Goodwill") including, without limitation, the rights granted to the Purchaser in respect of, inter alia, the names "Al Vincent's Insurance Agency", "Auto Insurance Experts" and "Affordable Insurance Agency of Tidewater" for use in the Business, the right of AVL to retain and use all of the Business' present telephone numbers, listings and advertisements as listed in the current telephone directory for all locations where the Business is conducted and all licenses, permits and other required authorizations issued by any governmental body, which are required in the continued operation of the Business and which are assignable, and the list of customers of and suppliers to the Business, and to the extent they exist and are capable of being assigned any and all customer profiles and customer databases and all advertising signs, registered and unregistered trademarks, trade or brand names, service marks, copyrights, franchises, technology or other processes pertaining to the Business;
     v all of AVL's Business records necessary to enable the Purchaser to renew the Purchased Book of Business (as defined in section 1.00(p)(vii) below);
     vi   all Intellectual Property related to the Business;
     vii all of the Business, including, but not limited to, the life, health, bond, and property and casualty insurance business (both personal and commercial lines) and renewals and expirations thereof, together with all written or otherwise recorded documentation, data or information relating to the Business, whether compiled by AVL or by other agents or employees of AVL, including, but not limited to: (i) lists of insurance companies and records pertaining thereto; (ii) customer lists, prospect lists, policy forms, and/or rating information, expiration dates, information on risk characteristics, information concerning insurance markets for large or unusual risks, and all other types of written or otherwise recorded



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

          information customarily used by AVL or available to AVL, including all other records of and pertaining to the accounts and customers of AVL, past and present, including, but not limited to, the active insurance customers of AVL (collectively, the "Purchased Book of Business");
     viii All other assets of AVL relating or pertaining  to the Purchased  Book of Business, including (i) computer disks, servers, software, databases (whether in the form of computer tapes or otherwise), related object and source codes, and associated manuals, and any other records or media of storage or programs for retrieval of information pertaining to the Purchased Book of Business, (ii) all supplies and materials, including promotional and advertising materials, brochures, plans, supplier lists, manuals, handbooks, and related written data and information, (iii) customer and other deposits and prepayments,
          (iv) transferable approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies to own and operate the Business and Purchased Assets; and (v) the Client Files and book of business;
     ix all rights, title and interest of AVL in, to and under all contracts, leases, agreements, engagements, commitments and all commission revenue derived by AVL from those persons or agencies set forth on Schedule "M" attached hereto and forming a part hereof; and





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

     x All Commission Revenue on installments of agency bill policies billed or effective on or after the Effective Date shall be the property of the Purchaser, regardless of when actually received. All Commission Revenue on direct bill policies actually received from insurance carriers or intermediaries on or after the Effective Date shall be the property of the Purchaser, regardless of when billed by the insurance carrier or intermediary. The Purchaser shall be entitled to all Contingency Revenues and/or override commissions received on or after the Effective Date, regardless of when earned. All additional commissions, return commissions or charge-backs for uncollected premiums as a result of audits by insurance carriers or intermediaries conducted before the Closing Date or concerning matters arising before the Closing Date shall be the property or the responsibility of AVL, whether credit or debit, and regardless of effective date, and all additional commissions, return commissions or charge-backs for uncollected premiums as a result of audits by insurance carriers or intermediaries conducted after the Closing Date and concerning matters arising after the Closing Date shall be the property or the responsibility of the Purchaser, whether credit or debit, and regardless of effective date.

(t)       "Tax"  means any  federal,  state,  local,  or foreign  income,  gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; (t)

(t) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes arising from the operation of the Business or the ownership of the Purchased Assets, including any schedule or attachment thereto, and including any amendment thereof;

1.02 The following are the Schedules which are to be attached to and are incorporated into this Agreement by reference and are deemed to be a part hereof:
     (d) Schedule "A": Client list including the Client Files and names of customers (current and previous), all commission revenues, all premiums and all policies in force for each client, also referred to as the Accounts;
     (e)  Schedule "B": Fixed Assets of AVL on Closing Date;
     (f)  Schedule "C" Real Property Lease Agreement;
     (g) Schedule "D": Assumed Contracts (including insurance company contracts) of AVL;
     (h)  Schedule "E": Financial Statements of AVL;
     (i)  Schedule "F" Non-Competition Agreements of AV, AVL, DV and RW;
     (j)  Schedule "G" Non-Solicitation Agreement of Ron Vinciguerra ("RV");



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


     (k)  Schedule "H" Permitted Encumbrances;
     (l)  Schedule "I" Tax Returns and Other Tax Matters;
     (m)  Schedule "J" Volume Reports - Summary Production Reports;
     (n)  Schedule "K" AVL's Insurance;
     (o)  Schedule "L" Escrow Agreement;
     (p)  Schedule "M" Joint Venture Agencies;
     (q) Schedule "N" Schedule of AVLs Existing carrier appointments With a B+ or Higher Rating;
     (r)  Schedule "O" Promissory Note;
     (s)  Schedule "P" Agency Agreement;
     (t)  Schedule "Q" AVL Escrow Agreement;
     (u)  Schedule "R" Subordination Agreement and Power of Attorney;
     (v)  Schedule "S" AVL Liabilities
     (w)  Schedule "T" Excluded Assets;
     (x)  Schedule "U" Security Agreement;
     (y) Schedule "V" List of Those Clients of the Business From The Client Files Who Provide Earned Commissions to AVL in excess of $5,000.00 per Annum;
     (z)  Schedule "W List of business locations and Premises;
     (aa) Schedule "X" Intercreditor Agreement;
     (bb) Schedule "Y" Acknowledgment of Collateral Assignment of Acquisition Documents; and
     (cc) Schedule "Z" Maximum Assumed AVL Liabilities

1.03 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States funds.

1.04 Any references herein dealing with federal or state legislation, rules, regulations or codes shall be deemed to be a reference to those federal or state legislation, rules, regulations or codes as amended from time to time.

2.00 - THE ACQUISITION

2.01 At the Effective Date, and upon and subject to the terms and conditions of this Agreement, the parties mutually covenant and agree as follows:
     (a) AVL shall sell, convey and assign to Purchaser all right, title and interest of AVL in and to the Purchased Assets free and clear of all liens, pledges, security interests, charges, restrictions or encumbrances of any nature whatsoever, except for those described in Schedule "H" annexed hereto; and
     (b) Purchaser shall purchase and accept the Purchased Assets from AVL and assume the Assumed Contracts in exchange for the consideration described in Article 3.00.

2.02 On the Effective Date, Purchaser shall assume all of the obligations and liabilities first arising or occurring under the Assumed Contracts after the Closing Date. Except for these obligations, the Purchaser shall not assume or be deemed to have assumed any liability or obligation of AVL whatsoever.



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

2.03 AVL does not agree to sell or assign, and Purchaser does not agree to purchase or assume, any assets, liabilities and obligations not described in paragraphs 2.01 or 2.02 of this Agreement. Without limiting the foregoing and notwithstanding anything to the contrary set forth herein, Purchaser shall not purchase or assume any of the following:
     (a) AVL's cash in hand or in banks and other readily liquid working capital as of the close of business on the Effective Date, including AVL's accounts and other receivables, money market certificates, stocks, bonds, and AVL's automobiles and other vehicles;
     (b) AVL's claims, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights or recoupment (including any such right relating to the payment of Taxes) except those relating to the Purchased Assets or the Business arising after the Effective Date;
     (c) (i) any contract, lease or other obligation that relates to the Purchased Assets or the Business and is not otherwise assigned to Purchaser under this Agreement or (ii) any contract, lease or other obligation whatsoever not relating to the Purchased Assets or the Business;
     (d) (i) AVL's corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of AVL as a corporation or (ii) any of the rights of AVL under this Agreement;
     (e) any duty or liability of any type whatsoever with respect to any employee or to any pension or profit sharing plan or other employee benefit;
     (f) (i) any liability for income, transfer, sales, use, and other Taxes, including any such Taxes arising in connection with the consummation of the transactions contemplated hereby (including any Taxes arising because AVL is transferring the Purchased Assets), (ii) any liability of AVL for the unpaid Taxes of any person or entity under United States Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of AVL to indemnify any person or entity (including any shareholder) by reason of the fact that such person or entity was a director, officer, employee, or agent of AVL or was serving at the request of any such entity as a partner, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any liability of AVL for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (v) any liability or obligation of AVL under this Agreement (or under any related agreement between AVL on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement); or
     (g)  those assets set forth on Schedule "T" attached hereto.

2.04 The consummation of the purchase and sale of the Purchased Assets shall take place by way of the mutual exchange of documents under appropriate trust conditions at the Closing Time on the Closing Date at the offices of the Escrow Agent, unless another date



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

     or place is agreed to in writing by the parties hereto.

3.00 - CONSIDERATION AND METHOD OF PAYMENT

3.01 Subject to the terms and conditions of this Agreement, AVL hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby buys from AVL the Purchased Assets for the maximum aggregate sum of $7,000,000 and the minimum aggregate sum of $6,000,000 (the "Purchase Price").

3.02 For all purposes (including federal and state income tax purposes), the parties agree to allocate the aggregate of the Purchase Price (as adjusted pursuant to the "Adjustment" as defined herein) among the Purchased Assets as follows (the "Allocation"): (i) $50,000 shall be allocated to the Fixed Assets owned by AVL and listed on Schedule "B"; (ii) $100,000 shall be allocated equally to the covenants of AV, AVL, DV and RW as set forth in the Non-Competition Agreements attached as Schedule "F" hereto; (iii) $25,000 shall be allocated to the covenant of RV as set forth in the Non-Solicitation Agreement attached as Schedule "G" hereto; (iv) $3,412.500 shall be allocated to the Goodwill, and (v) $3,412,500 shall be allocated to the Purchased Book of Business. Each of Purchaser and AVL shall file, in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), an Asset Acquisition Statement on Form 8594 with its federal income tax return for the tax year in which the Closing Date occurs, and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. The Form 8594 shall be consistent with the Allocation. Each of Purchaser and AVL also shall file any additional Forms 8594 from time to time as are required to reflect any Adjustment to the Purchase Price as required hereunder or any alteration in the allocation required by the Purchaser's auditor, and again shall contemporaneously provide the other party with a copy of the additional Form 8594 being filed. If there is an Adjustment in the Purchase Price resulting from the application of Article
     3.00 hereof, then the amounts allocated to Goodwill and the Purchased Book of Business shall each be reduced by an equal amount corresponding to one half of the Adjustment. Once the amount of the Remaining Balance of the Purchase Price has been determined then the parties hereto agree to allocate such amount equally between Goodwill and the Purchased Book of Business. The final version of each additional Form 8594 as agreed to by Purchaser and AVL shall be timely filed by each of Purchaser and AVL. All indemnification payments made pursuant to Article 6.00 hereof shall be treated as adjustments to the Purchase Price.

3.03 The Purchase Price shall be subject to Adjustment (as more particularly set forth in this Article 3.00) and be paid as follows:
     (a) $5,500,000 on the Closing Date which shall be disbursed and distributed as follows;
          (i) $50,000 shall be disbursed to AVL or to the account of AVL in full and final payment for the Fixed Assets;
          (ii) $25,000 shall be disbursed to AVL or to the account of AVL in full and final payment for the Non-Competition Agreement;
          (iii)$25,000 shall be disbursed to DV or to the account of DV in full and final payment for the Non-Competition Agreement;
          (iv) $25,000 shall be disbursed to RW or to the account of RW in full and final payment for the Non-Competition Agreement;
          (v) $25,000 shall be disbursed to AV or to the account of AV in full and final payment for the Non-Competition Agreement;
          (vi) $25,000 shall be disbursed to RV or to the account of RV in full and final payment for the Non-Solicitation Agreement;
          (vii)$5,065,000 shall be disbursed to AVL (as a partial payment for the Purchased Assets excluding the Fixed Assets); and
          (viii) $260,000 shall be disbursed to Emmett Lescroart or to the account of Emmett Lescroart in payment of commissions owed to him by AVL;
     (b) $500,000 shall be delivered to the firm of Sykes, Bourdon, Ahern & Levy, PC ("AVL's Counsel") on the Closing Date to be held in escrow and dealt with in accordance with the terms of the AVL Escrow Agreement attached as Schedule "Q" hereto; and
     (c) on the Closing Date, the Purchaser shall provide the Escrow Agent with the Promissory Note, attached as Schedule "O" hereto, drawn in favour of AVL in the principal amount of $1,000,000. The Promissory Note shall be held by the Escrow Agent and dealt with in accordance with the terms of paragraph 3.04 and the Escrow Agreement attached as Schedule "L" hereto.

3.04 The Promissory Note shall be dealt with in accordance with the following terms:
     (a) within 5 days of the end of the 14th month after the Closing Date, the Purchaser shall prepare a Purchase Price reconciliation to show the actual Earned Commissions from the Business. If the actual Earned Commission revenue from the Business for the one year period beginning on September 1st, 2004 and ending on August 31st, 2005 (the "Period") is greater than or equal to $4,000,000, then the Purchase Price shall be crystalized at $7,000,000 and no further Adjustment (as defined herein) shall be made to the Purchase Price or the Promissory Note;
     (b) if the actual Earned Commission revenue from the Business for the Period is less than $4,000,000, then within 5 days of the end of the 26th month after the Closing Date, the Purchaser shall prepare a Purchase Price reconciliation to show the actual Earned Commissions from the Business. If the actual Earned Commission revenue from the Business for the one year period beginning on September 1st, 2005 and ending on August 31st, 2006 (the "Second Period") is less than $4,000,000, then the Purchase Price and Promissory Note will be adjusted downward in accordance with the following formula:
               (Earned Commissions from the Second Period x 1.75) - $7,000,000 = the "Adjustment"
          if after the application of the formula the Adjustment results in a negative number, then the Purchase Price and the principal amount of the Promissory Note shall be reduced by an amount equal to that negative number. For greater clarification, the Adjustment cannot have the effect of increasing the Purchase Price, the Adjustment can only lower the Purchase Price and, in no event shall the Adjustment cause the Purchase Price to be less than $6,000,000 ;
     (c) if after the Adjustment is determined, there is no reduction in the Purchase Price, then there shall be no changes made to the Promissory Note by the Escrow Agent;
     (d) if after the Adjustment is determined, there is a reduction in the Purchase Price, then the Escrow Agent shall amend the Promissory Note by reducing the principal amount (and, after taking into account any and all sums paid to AVL pursuant to the Promissory Note up to and including the date of the Adjustment, any amortization schedules related thereto) by the amount of the Adjustment as determined in accordance with paragraph 3.04(b). If it is discovered that, after the Adjustment is determined and after taking into account any and all sums paid to AVL pursuant to the Promissory Note up to and including the date of the determination of the Adjustment, AVL owes the Purchaser a refund (the "Refund Amount") on any monies paid to AVL pursuant to the Promissory Note (as a result of the Adjustment), then AVL shall within thirty (30) days notice of such Refund Amount pay the Refund Amount to the Purchaser;
     (e) the Adjustments to be made pursuant to this paragraph shall be made within 27 months of the Closing Date; and
     (i) the Parties agree that the Earned Commission Revenues over the Period from the Business shall be calculated on a pre-tax basis.

3.05 In order to secure the payments to be made to AVL in accordance with the terms of the Promissory Note, the Purchaser agrees to grant to AVL a security interest in the Purchased Assets and to provide AVL with a Security Agreement (attached as Schedule "U" hereto) in respect of those Purchased Assets (the "Security").

3.06 AVL hereby covenants and agrees with the Purchaser that any and all payments due, any and all obligations owing and any and all Security taken or granted pursuant to the Promissory Note or Security Agreement shall be subordinate to any and all senior debt financing (including, without limiting the generality of the foregoing, loans or advances made by or to be made by Oak Street Funding LLC, FCC LLC and Emmett Lescroart), whether present or future, which has been or may be obtained by the Purchaser now or at any time into the future, and AVL hereby agrees to: (i) execute a Subordination Agreement and Power of Attorney (attached hereto as Schedule "R); and (ii) execute and deliver the Intercreditor Agreement (attached hereto as Schedule "X"); in order to give effect to this paragraph.

3.07 AVL may, from time to time and during normal business hours, employ a professionally qualified independent third party auditor (acceptable to the Purchaser) to audit the books and records of the Purchaser which relate to the Business and Purchased Assets in order to verify the amounts of the Adjustment. If the audit discloses a discrepancy unfavourable to AVL in the Adjustment of three per cent (3%) or more, then the Purchaser shall promptly pay for the cost of the audit and shall make or cause to be made all of the necessary adjustments as disclosed in the audit to the Adjustment. If the audit discloses a discrepancy in the payments (or the timing thereof) to be made to AVL in accordance with the terms of the Promissory Note, then the Purchaser shall promptly pay for the cost of the audit and shall forthwith bring all of the payments due under the Promissory Note up to date in accordance with the results of the audit and the terms of the Promissory Note. If the audit discloses a discrepancy unfavourable to AVL in the Adjustment of less than three per cent (3%) or if the audit does not disclose a discrepancy in the payments (or the timing thereof) to be made to AVL in accordance with the terms of the Promissory Note, then AVL shall be responsible for the costs of the audit.

3.08 All rights of Adjustment and set off set forth in Article 3.00 shall survive the completion of this Agreement.

4.00 - REPRESENTATIONS, WARRANTIES AND COVENANTS

4.01 Subject to the fulfilment of the Conditions Precedent set out in paragraphs 7.01(k) and 7.02, the Purchaser represents and warrants to AVL as follows:
     (a) Purchaser is a corporation organized and in good standing under the laws of Delaware, and its status is active. Purchaser has all requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it or as proposed to be conducted by it makes such qualification or licensing necessary;
     (b) Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the Agreement and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and, assuming this Agreement constitutes a valid and binding obligation of AVL, constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect which offset creditors' rights generally and general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or in law);
     (c) Neither the execution, delivery, or performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or the Bylaws of Purchaser, (b) require any filing with, or authorization, consent, or approval of, any Governmental Authority except for necessary reports and other filings in accordance with the terms of paragraph 7.02, (c) result in a violation or breach of, or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent any of the terms, conditions, or provisions of any agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or its properties or assets may be bound;
     (d) There is no suit, claim, action, proceeding, or investigation pending or, to the knowledge of Purchaser, threatened against Purchaser or its affiliates before any Governmental Authority that is reasonably likely to have a material adverse effect on Purchaser or would prevent
          Purchaser from consummating the transactions contemplated by this Agreement. Purchaser is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a material adverse effect on Purchaser or would prevent Purchaser from consummating the transactions contemplated hereby. No voluntary or involuntary petition in bankruptcy, receivership, insolvency or reorganization with respect to Purchaser, or petition to appoint a receiver or trustee of Purchaser's property, has been filed by or against Purchaser, nor shall Purchaser file such a petition prior to the Closing Date or for one hundred (100) days thereafter, and if such petition is filed by others, the same shall be promptly discharged. Purchaser has not made any assignment for the benefit of creditors or admitted in writing insolvency or that its property at fair valuation shall not be sufficient to pay its debts; and
     (e) None of the representations and warranties set forth in this Agreement, notwithstanding any investigation thereof by AVL, contains any untrue statement of a material fact, or omits the statement of any material fact necessary to render the statements made not materially misleading.

4.02 AVL, DV and RW, jointly and severally, hereby represent, warrant and covenant to the Purchaser and acknowledge that the Purchaser is relying on such representations, warranties and covenants in connection with its purchase of the Purchased Assets, that:
     (a) DV and RW own and hold all of the outstanding shares of the capital stock of AVL and there are no outstanding warrants, options or rights to acquire additional shares of the capital stock of AVL;
     (a) Attached as Schedule "E" hereto are the following consolidated financial statements of AVL (collectively the "Financial Statements"):
          (a) unaudited consolidated balance sheet and consolidated statements of income and changes in shareholders' equity as of and for the fiscal years ended December 31st 2001, 2002 and 2003 (the "Most Recent Fiscal Year End"); and (b) unaudited consolidated balance sheet and consolidated statements of income (the "Most Recent Financial Statements") as of and for the seven months ended July 31, 2004 (the "Most Recent Fiscal Month End"). The Financial Statements (including the Notes thereto) have been prepared on a compilation and consistent basis throughout the periods covered thereby, present fairly the financial condition of AVL, including assets and liabilities (whether accrued, absolute, contingent or otherwise) as of such dates and the results of operations of AVL for such periods, are materially correct and complete, and are materially consistent with the books and records of AVL (which books and records are correct and complete);
     (a)  Except as set forth on Schedule "I" annexed hereto:
          i) AVL has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by AVL (whether or not shown on any Tax Return) have been paid, or AVL has made adequate provision for the payment therefor. AVL currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where AVL does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of AVL that arose in connection with any failure (or alleged failure) to pay any Tax;
          ii) AVL has withheld and paid all Taxes required to have been withheld and paid, if any, in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;
          iii) There is no material dispute or claim concerning any Tax liability of AVL either (i) claimed or raised by any authority in writing or (ii) as to which AVL has knowledge based upon personal contact with any agent of such authority. Schedule "I" annexed hereto lists all federal, state, local, and foreign income Tax Returns filed or to be filed with respect to AVL for taxable periods ended on or after December 31st, 2001, 2002 and 2003, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. AVL has delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by AVL since December 31st, 2003;
          iv) AVL has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;
          v) AVL has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
               Section 6662. AVL is not a party to any Tax allocation or sharing agreement. AVL (i) has not been a member of an affiliated group within the meaning of Code Section 1504(a) of the Code, and (ii) has not had any liability for the Taxes of any person or entity under United States Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;
          vi) The unpaid Taxes of AVL (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet (rather than in any notes thereto) included in the Most Recent Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of AVL in filing its Tax Returns; and
          vii) AVL shall promptly pay the applicable state sales and use taxes imposed with respect to the sale and transfer of the Purchased Assets from AVL to the Purchaser pursuant to this Agreement. AVL shall prepare the sales tax return and submit it to the Purchaser at least seven (7) business days before its due date. The Purchaser shall have five (5) business days to approve the return, such approval not to be unreasonably withheld. Failure to disapprove during such five (5) business day period shall be deemed approval. AVL shall be obligated to timely file the return and pay the tax. Failure by AVL to timely file the return or pay the tax due shall result in AVL bearing the penalties and interest associated with such late payment or filing, regardless of whether assessed against AVL ot the Purchaser by the taxing authorities.

     (d) AVL is a corporation organized and in good standing under the laws of the State of Virginia and its status is active. AVL has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. AVL is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its insurance agency business requires it to be so qualified.

     (d) AVL has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of AVL, the officers and the shareholders, including without limitation AVL's board of directors.

     (d) This Agreement has been, and the other agreements, documents and instruments required to be delivered by AVL in accordance with the provisions hereof (collectively, the "AVL's Documents") shall be, duly executed and delivered by duly authorized officers of AVL on behalf of AVL, and this Agreement constitutes, and AVL's Documents when executed and delivered shall constitute, the legal, valid and binding obligations of AVL, enforceable against AVL in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or similar law from time to time in effect which offset creditors' rights generally and general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or in law).

     (d) no person or entity (except the Purchaser pursuant to this Agreement) has any agreement, option, right or privilege capable of becoming of an agreement or option for the acquisition of any of the Purchased Assets of AVL;

     (d) since the Most Recent Fiscal Month End, AVL has carried on the Business in the usual, regular and ordinary course in substantially the manner heretofore conducted and has taken no unusual actions with respect to the Business or the Purchased Assets in contemplation of this transaction, except with the consent of Purchaser. All of AVL's accounts payable, including accounts payable to insurance carriers, are current and reflected properly on its books and records, and shall be paid in accordance with their terms at their recorded amounts.
          Without limiting the generality of the foregoing, since the Most Recent Fiscal Month End:
          i) AVL has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, used in the Business other than for a fair consideration in the ordinary course of business;
          ii) AVL has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business outside the ordinary course of business;
          iii) no party (including AVL) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business, to which AVL is a party or by which it is bound;
          iv) AVL has not imposed or granted any mortgage, pledge, lien, encumbrance, charge or other security interest upon the Purchased Assets or any of its assets, tangible or intangible, used in the Business;
          v) AVL has not made any capital expenditure (or series of related capital expenditures) relating to the Business outside the ordinary course of business;
          vi) AVL has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans, and acquisitions) in connection with the Business;
          vii) AVL has not, in connection with the Business or the Purchased Assets, issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;
          viii)AVL has not delayed or postponed the payment of accounts payable and other liabilities relating to the Business;
          ix) AVL has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to the Business;
          x) AVL has not granted any license or sublicense of any rights under or with respect to any patent, trademark, service mark, logo, corporate name or computer software;
          xi) there has been no change made or authorized in the charter or bylaws of AVL;
          xii) AVL has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;
          xiii)AVL has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

          xiv) AVL has not experienced any damage, destruction, or loss (whether or not covered by insurance) to any of its property relating to the Business or the Purchased Assets;
          xv) AVL has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the ordinary course of business;
          xvi) AVL has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;
          xvii)AVL  has  not   granted  any   material   increase  in  the  base
               compensation of any of its employees employed in the Business;
          xviii)  AVL  has   not   adopted,   amended,   modified   any   bonus,
               profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its employees employed in the Business;
          xix) AVL has not made any other change in employment terms for any of its employees employed in the Business;
          xx) AVL has not made or pledged to make any charitable or other capital contribution; and
          xxi) AVL has not entered into any agreement to purchase or acquire any insurance agency business;

     (i) AVL is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. AVL has not committed any unfair labor practice. To AVL's knowledge, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of AVL.

     (j) AVL holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of the Business (collectively, the "Permits"), and AVL is in compliance with the terms of the Permits except where failure to comply would not have a material adverse effect on the Business, financial condition, operations, results of operations or future prospects of AVL. AVL is not in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, any law, ordinance or regulation relating to any of AVL's employment practices. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to AVL is pending or, to the knowledge of AVL, threatened.

     (j) AVL is not in default of any agreement or other instrument to which it is a party;

     (j) it is agreed that no Contingency Revenues, of any kind, shall be claimed by AVL as receivables and any that are received are for the benefit of the Purchaser;

     (j) there are no unpaid salaries, bonuses or other remuneration owing to employees, consultants, officers, or directors (except in the ordinary course of business and at the regular rate of salary or other remuneration);

     (j) there is no suit, claim, action, proceeding or investigation ("Litigation") pending or threatened in writing against AVL, and, to the knowledge of AVL, DV and RW, there is no basis for such a suit, claim, action, proceeding or investigation. AVL is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have an adverse effect on AVL, the Business or the Purchased Assets or would prevent AVL from consummating the transactions contemplated hereby. No voluntary or involuntary petition in bankruptcy, receivership, insolvency or reorganization with respect to AVL, or petition to appoint a receiver or trustee of AVL's property, has been filed by or against AVL, nor shall AVL file such a petition prior to the Closing Date or for one hundred (100) days thereafter, and if such petition is filed by others, the same shall be promptly discharged. AVL has not made any assignment for the benefit of creditors or admitted in writing insolvency or that its property at fair valuation shall not be sufficient to pay its debts, nor shall AVL permit any judgment, execution, attachment or levy against it or its properties to remain outstanding or unsatisfied for more than ten (10) days;

     (j) Except as otherwise set forth herein, neither the execution, delivery or performance of this Agreement by AVL nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof shall (a) conflict with or result in any breach of any provision of AVL's Certificate of Incorporation or Bylaws, (b) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission, or other governmental or other regulatory authority or agency (each a "Governmental Entity"), or (c) result in a violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which AVL is a party or by which AVL or any of its properties or assets may be bound.

     (j) AVL shall allow the Purchaser to maintain AVL's current telephone number and Yellow Page listings and will take no active steps to have such altered;

     (j) AVL shall obtain before the Closing Date all consents, approvals and authorizations from governmental and public authorities or any other person as may be required to complete the purchase and sale herein, including without limiting the generality of the foregoing all necessary approvals from the Virginia Department of Insurance;

     (j) Except for the Permitted Encumbrances, AVL owns and holds, free and clear of any lien, charge, pledge, security interest, restriction, encumbrance or third-party interest of any kind whatsoever, sole and exclusive right, marketable title and interest in and to the Purchased Assets, together with the exclusive right to use such records and all customer accounts, Client Files, copies of insurance policies and contracts in force and all files, invoices and records pertaining to the customers, their contracts and insurance policies, and all other information comprising the Purchased Book of Business. AVL has not received notice that any program, class of business, or book of business in place with any single insurance carrier that is included within the Purchased Book of Business has canceled or non-renewed or intends to cancel or non-renew.

     (j) Schedule "J" annexed hereto sets forth AVL's Volume Reports describing premiums and commissions with respect to each of AVL's appointed carriers including the AVL's Summary Production Reports for the twelve month period ended on June 30, 2004;

     (j) The names "Al Vincent's Insurance Agency", "Auto Insurance Experts" and "Affordable Insurance Agency of Tidewater" are the only trade names used by AVL (or any subsidiary thereof) within the past three
          (3) years. No party has filed a claim during the past three (3) years against AVL or any subsidiary thereof alleging that AVL or any subsidiary thereof has violated, infringed on or otherwise improperly used the intellectual property rights of such party, or, if so, the claim has been settled with no existing liability to AVL or any subsidiary thereof and, to the knowledge of AVL, DV and RW, neither AVL nor any subsidiary thereof has violated or infringed any trademark, trade name, service mark, service name, patent, copyright or trade secret held by others. AVL shall allow the Purchaser to continue operating the Business under the name(s) it holds as of and after the Closing Date;

     (j) to AVL's knowledge, AVL's computer software included in the Purchased Assets adequately performs as presently utilized by AVL in its operation of the Business. AVL has delivered to Purchaser substantially complete and correct copies of all user and technical documentation issued to AVL by the software producers related to such software;

     (e) other than as set forth herein, neither AVL, AV, DV nor RW is a party to any non-competition or other agreement that restricts AVL's, DV's or RW's ability to compete in the insurance agency industry or solicit specific insurance accounts; (e)

     (w) AVL has not incurred any liability or taken or failed to take any action that may reasonably be expected to result in a liability for errors or omissions in the conduct of the Business, except such liabilities as are fully covered by insurance (other than deductibles). AVL has errors and omission (E&O) insurance coverage in force, with minimum liability limits of $5,000,000 per occurrence and $5,000,000 aggregate, and a deductible of $10,000 per occurrence;

     (w) AVL and its predecessors and affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of AVL and its predecessors and affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, Schedules, and timetables that are contained in, all Environmental, Health, and Safety Laws;

     (w) AVL has no liability (and none of AVL and its predecessors and affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against AVL giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to, any employee or other individual, or for any reason under any Environmental, Health, and Safety Law;

     (w) There are no outstanding material powers of attorney executed on behalf of AVL;

     (aa) Employee Benefit Plans:
          i) The only employee benefit plans (defined as any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded, and whether or not legally binding, including without limitation, any "Employee Benefit Plan" within the meaning of Section 3(3) of ERISA) which AVL currently maintains or to which AVL currently contributes are the Savings Incentive Match Plan for Employees of Small Employers, a Group Agreement dated March 8, 2004 and made with Optimum Choice

               Inc., and a Group Hospital and Health Insurance Policy Contract dated March 8, 2004 and made with Mamsi Life and Health Insurance Company (each a "AVL Plan" and collectively, the "AVL Plans"). AVL maintains no other employee benefit plans. Each of AVL Plans (and each related trust, insurance contract, or fund) complies in form and have been operated and administered in all material respects in accordance with their respective terms and applicable law, including, without limitation, ERISA and the Code;
          ii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each AVL Plan that is an "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA);
          iii) Each AVL Plan that is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a);
          iv) AVL does not participate currently and has never participated in, and is not required currently and has never been required to contribute to or otherwise participate in any plan, program, or arrangement subject to Title IV of ERISA;
          v) AVL does not maintain currently and has never maintained, and is not required currently and has never been required to contribute to or otherwise participate in any Multiemployer Plan (as defined in ERISA Section 3(37));
          vi) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any AVL Plan (other than routine claims for benefits) is pending;
          vii) No individual (i) who has experienced a "qualifying event," as that term is defined in Code Section 4980B(f)(3), and (ii) who either was an employee of AVL or is a dependent or spouse of a current or former employee of AVL, is currently covered by a health plan of AVL pursuant to Code Section 4980B or Part 6 of Title I of ERISA;

     (bb) AVL has no knowledge of any material liability relating to the Business or the Purchased Assets (and to AVL's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability), except for (a) liabilities set forth on the face of the balance sheet included in the Most Recent Financial Statements and the notes to the Financial Statements for the Most Recent Fiscal Year End, (b) the Assumed Contracts and contracts and agreements not assumed by Purchaser, (c) the deductibles for claims covered by insurance, and (d) liabilities that have arisen after the Most Recent Fiscal Month End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of trust, breach of warranty, tort, infringement, or violation of law);

     (cc) at the Effective Date of this agreement and at the Closing Date there has not been and shall not have been any material adverse change in the nature, volume or profitability of the Business or the Purchased Assets nor has there been nor will there by any development or threatened or probable development which to the best of the knowledge of AVL would or will have any materially adverse effect upon the Business or the Purchased Assets. From the Effective Date hereof to and including the Closing Date AVL shall retain, conduct and maintain the Business and properly keep, repair, and maintain or insure the Purchased Assets, at its own cost and expense so that upon the closing of the transaction herein contemplated the Purchaser shall have and enjoy the Purchased Assets and the Business as a going concern without any material loss of Goodwill, customers, contracts, licenses or depreciation in value of any of the physical items included in the Purchased Assets;

     (dd) AVL or its affiliates owns the premises where the Business operates and have agreed with the Purchaser to lease the same to the Purchaser pursuant to the terms and conditions of the lease attached as Schedule "C" hereto. At the Effective Date the use of the Premises of the Business for the purpose of the conduct of the Business are and will be in conformity with all zoning and other State and municipal statutes, bylaws, rules, regulations and orders;

     (ee) Schedule "K" annexed hereto sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which AVL has been a named insured or otherwise the beneficiary of coverage at any time within the past fiscal year:
          i)   the name, address, and telephone number of the agent;
          ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;
          iii) the policy number and the period of coverage;
          iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and
          v) a description of any retroactive premium adjustments or other loss-sharing arrangements.
          To AVL's knowledge, no cancellation, amendment or increase of premiums with respect to such insurance is pending or threatened to occur at or prior to the Closing Date;

     (ff) prior to the Closing Date, AVL shall permit the Purchaser and its employees, agents, counsel and accountants or other representatives, without interference to the ordinary conduct of the Business, to have reasonable access during normal business hours to the Business and to all the books, accounts, records, agreements, contracts, documents, instruments and other data of AVL (including, without limitation, all corporate, business and accounting records of AVL) with respect to AVL, the Business and the Purchased Assets, and AVL shall furnish to the Purchaser such financial and operating data, agreements, contracts, documents, instruments, and other materials and information with respect to the Business and the Purchased Assets as the Purchaser shall from time to time reasonably request. Until the Closing Date, and in the event of the termination of this Agreement as provided for herein without consummation of the transaction, the Purchaser will take the same care to protect any confidential information obtained from AVL as it takes to guard its own confidential information of a similar nature. The Purchaser may disclose such information as required by law but when requested by AVL will attempt to have the information kept confidential to the extent possible under applicable law. If this Agreement is so terminated, promptly after such termination, all documents, work papers and other written material (including all copies thereof) obtained from a Party in connection with this Agreement shall be returned to the Party who provided such material;

     (gg) AVL shall give any notices to third parties, and AVL shall use its commercially reasonable best efforts to obtain any third party consents, that Purchaser may request in connection with the Assumed Contracts. AVL and Purchaser shall give any notices to, make any filings with, and use their commercially reasonable best efforts and cooperate with one another to obtain any authorizations, consents, and approvals of governments and governmental agencies. Without limiting the generality of the foregoing, each of the parties shall file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and shall use its commercially reasonable best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith;

     (hh) At reasonably mutually agreeable times, AVL will permit Purchaser to meet with its employees. AVL shall be responsible for compliance with the requirements of Code Section 4980B and Part 6 of Title I of ERISA for all of AVL's employees. Subject to Article 6.00 hereof, AVL shall indemnify and hold Purchaser harmless for any liability Purchaser incurs at any time on or after the Effective Date under the provision of Code Section 4980B and Part 6 of Title I of ERISA with respect to any of AVL's employees;

     (ii  Intellectual Property
          i) AVL owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by AVL in connection with the Business immediately prior to the Effective Date hereunder shall be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Effective Date hereunder;
          ii) AVL has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and, to AVL's knowledge, AVL has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that AVL must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of AVL, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of AVL; and
          iii) AVL shall not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted;

     (jj) Schedule "N" annexed hereto sets forth a true and complete copy of the AVL's list of carrier appointments and brokers representing other carriers together with the A.M. best rating guide;

     (kk) AVL will use its best efforts both prior to the Effective Date and thereafter to aid the Purchaser in its acquisition of the Carrier Appointments;

     (ll) Except as set forth on Schedule "E" attached hereto, AVL has no liability, whether accrued, absolute or contingent, of a type required to be reflected on a balance sheet or described in the notes thereto in accordance with US GAAP;

     (mm) Improper and Other Payments:
          (a) neither AVL, nor any director, officer, employee thereof, nor, to the knowledge of any AVL, any agent or representative of AVL nor any person acting on behalf of any of them: (i) has made, paid or received any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickbacks or other similar payments to or from any authority, whether in money, property or services: (1) to obtain favourable treatment in securing business; (2) to pay for favourable treatment for business secured; (3) to obtain special concessions or for special concessions already obtained or (4) in violation of any regulation or order; or (ii) established or maintained a fund or asset that has not been recorded on the books and records of AVL;
          (b) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made by AVL; and
          (c) the internal accounting controls of AVL are believed by AVL's management to be adequate to detect any of the foregoing under current circumstances

     (nn) Schedule "V" annexed hereto sets forth a true and complete copy of the list of those clients of AVL who provide Earned Commissions to the Business in excess of $5,000.00 per annum;

     (oo) Schedule "S" annexed hereto sets forth a true and complete copy of the AVL Liabilities, and there are no other liabilities of AVL not disclosed therein; and

     (pp) none of the foregoing representations and statements of fact contains any untrue statement of a material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Assets seeking full information as to AVL, and its respective properties, businesses and affairs;

     (qq) Within 30 days of the Closing Date hereof, AVL shall purchase, at its cost and expense, `tail' or `extended reporting coverage' for a three year period from the

          Effective Date hereof from an insurance carrier acceptable to AYI in an amount equal to the level of coverage maintained in accordance with paragraph 4.02(w); and

     (rr) they will provide their full and complete cooperation in respect of the preparation and filing of any and all audited or unaudited financial statements of AVL, reports, instruments or other documents which are or may be or become required by any Canadian or United States regulatory authority or stock exchange having jurisdiction over the capital stock or affairs of Anthony Clark International Insurance Brokers Ltd. or the Purchaser. The professional costs associated with the preparation and filing of the aforesaid documents and financial statements shall be borne by the Purchaser.

4.03 The representations, warranties and covenants contained in 4.02 are provided to and for the exclusive benefit of the Purchaser and a breach of any one or more of the representations, warranties and covenants may be waived by the Purchaser without prejudice to his right in respect to any other breach of the same or any other representations, warranties or covenants; and the representations, warranties and covenants contained in this section shall survive execution hereof and the closing of this Agreement and same shall continue in full force and effect for a period of five (5) years from the Closing Date.

4.04 Ron Vinciguerra will agree to execute and deliver to the Purchaser on or before the Closing Date the Non-Solicitation Agreement in form and substance set forth in Schedule "G" attached hereto.

4.05 AV, AVL, DV and RW agree to execute and deliver to the Purchaser on or before the Closing Date the non-competition agreements in form and substance as set forth in Schedule "F" attached hereto.

4.06 AVL shall agree to execute and deliver to the Purchaser on or before the Closing Date the Intercreditor Agreement in the form and substance as set forth in Schedule "X" attached hereto.

4.07 AVL, DV and RW agree to execute and deliver to the Purchaser on or before the Closing Date the acknowledgment of the Collateral Assignment of Acquisition Documents Agreement in form and substance as set forth in Schedule "Y" attached hereto.

4.08 Upon being presented with arms length third party invoices therefore, the Purchaser agrees to pay or remit on behalf of AVL those AVL liabilities set forth on Schedule "Z" hereto.

4.09 The parties hereby acknowledge and agree that the Purchaser is not assuming and shall not be liable or responsible for any of the liabilities, debts or obligations (known or unknown, present or contingent) of AVL or the Business existing at or accruing for or during the period prior to the Effective Date, whether or not relating to the Business, except as specifically provided in this Agreement.


5.00 - TO BE PERFORMED AT CLOSING

5.01 On or before the Closing Date AVL shall execute and deliver to the Purchaser all such bills of sale, assignments, instruments of transfer, assurances, consents and other documents as shall be necessary to effectively transfer to the Purchaser good and marketable title to all the Purchased Assets, and shall deliver up to the Purchaser possession of the Purchased Assets. AVL shall cooperate with the Purchaser, at such time or thereafter, in effecting such registrations, recordings and filings with insurance companies and public authorities as may be required in connection with the transfer of ownership to the Purchaser of the Purchased Assets. Specifically, AVL shall deliver, or cause to have delivered, the following documents to the Purchaser all in a form satisfactory to the Purchaser and its counsel:
     (a) Certified resolutions of the Directors of AVL and of all its shareholders adopting, approving and consenting to the sale of the Purchased Assets as contemplated herein;
     (b) Certificates from a director or officer of AVL stating that all of the Purchased Assets are owned by AVL and are free and clear of all encumbrances save and except for the Permitted Encumbrances;
     (c)  An Opinion of Counsel for AVL in accordance with paragraph 7.01(i);
     (d) An updated financial statement for AVL to the Closing Date or, at the Purchaser's option, as near to the Closing Date as reasonably possible;
     (e) a bill of sale covering and transferring the Purchased Assets to the Purchaser in a form satisfactory to the Purchaser and its counsel;
     (f) a lease agreement relating to the Premises in the form attached as Schedule "C" hereto executed by the landlord set forth therein;
     (g) an assignment of AVL's current telephone numbers and Yellow Page advertisements and listings related to the Business;
     (h) an assignment of AVL's trade names of "Al Vincent's Insurance Agency", "Auto Insurance Experts" and "Affordable Insurance Agency of Tidewater";
     (i) an executed Non-Solicitation Agreement in respect of Ron Vinciguerra in the form as set forth in Schedule "G";
     (j) executed non-competition agreements (in substantially the same form as that set forth in Schedule "F" attached hereto) from AV, AVL, DV and RW;
     (k) an officer's certificate of AVL in accordance with paragraph 7.01(a) hereof;
     (l)  assignments  of  the  Assumed   Contracts  assumed  by  the  Purchaser
          hereunder, provided that to the extent that any such assignment require any third party consent or approval which has not been obtained on or prior to the Closing Date, AVL will hold the benefit of such lease or contract in trust for the sole and exclusive use and benefit of the Purchaser until such consent or approval is obtained or until the termination of such lease or contract and the Purchaser will hold AVL harmless for any failure of Purchaser to fully perform and discharge any such accepted lease or contract from and after the Closing Date;
     (m) evidence satisfactory to the Purchaser that all Taxes have been paid up to and including the Effective Date;

     (n) all current and active insurance company statistics including premium volumes and loss ratios;
     (o) a certificate to the effect that AVL is not a "foreign person" pursuant to United States Treasury Regulation 1.1445-2(b);
     (p) a copy of the Escrow Agreement executed by AVL, or his agent(s) and the Escrow Agent;
     (q) an executed Agency Agreement in the same form as that set forth in Schedule "P" attached hereto;
     (r)  Receipts for the Down Payment;
     (s) a Subordination Agreement and Power of Attorney in accordance with paragraph 3.07;
     (t)  a Certificate of Incumbency of AVL executed by an officer of AVL;
     (u)  the AVL Escrow Agreement executed by AVL's Counsel;
     (v)  a copy of the Intercreditor Agreement executed on behalf of AVL;
     (w)  a Direction To Pay in respect of the Purchase Price; and
     (x) an executed acknowledgment of the Collateral Assignment of Acquisition Documents.

5.02 On the Closing Date the Purchaser shall deliver the following documents or items to the following persons:
     (a) the sum of $5,500,000 by way of a certified cheque or wire transfer to be delivered to AVL's counsel, which sum is to be disbursed by AVL's Counsel in strict accordance with the terms of paragraph 3.03(a) herein;
     (b) the sum of $500,000 by way of a certified cheque or wire transfer to be delivered to AVL's Counsel, which sum is to be held and disbursed by AVL's Counsel in strict accordance with the terms of the AVL Escrow Agreement;
     (c) a Resolution of the Directors of the Purchaser adopting, approving and consenting to the purchase of the Purchased Assets as contemplated herein to be delivered to AVL's counsel;
     (d) The Promissory Note attached as Schedule "O" hereto executed by the Purchaser shall be delivered to the Escrow Agent;
     (e) a copy of the Escrow Agreement executed by the Purchaser, or his agent(s), to be delivered to the Escrow Agent and AVL's counsel; and
     (f) The Security Agreement attached as Schedule "U" hereto executed by the Purchaser shall be delivered to the AVL's counsel;

5.03 All books, records and documents in the possession of AVL relating to the Business shall be delivered to the Purchaser on the Closing Date and shall be deemed to have become the property of the Purchaser on the Effective Date except to the extent required by law to be retained by AVL in which case they shall be made available by AVL to the Purchaser and its authorized representatives for inspection and copying, at the Purchaser's sole expense, but without any charge from AVL for providing such copies.

5.04 The parties agree as follows with respect to the period following the Closing Date:
     d) AVL acknowledges and agrees that from and after the Closing Date the Purchaser shall be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Purchased Assets and the Business.

     e) If and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Purchased Assets, the Business or the obligations and liabilities assumed hereunder, the other party shall cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article
          6.00 hereof).
     f) AVL shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, insurance carrier, or other business associate of AVL from maintaining the same business relationships with Purchaser after the Closing Date as it maintained with AVL prior to the Closing Date. AVL shall to refer all customer inquiries relating to the Business to Purchaser from and after the Closing Date.

5.05 Consents To Assignment.
     (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any contract, lease, license or agreement of any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof.
     (b) If any such consent is not obtained prior to the Closing Date, AVL and Purchaser shall cooperate (each at their own expense) in any lawful and reasonable arrangement under which Purchaser shall obtain the economic claims, rights and benefits under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Purchaser and enforcement of any and all rights of AVL against the other party thereto arising out of a breach or cancellation thereof by the other party.

5.06 From time to time after the Closing Date, at the Purchaser's request, AVL shall execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may reasonably request in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of, any of the Purchased Assets. Each of the parties hereto shall cooperate with the others and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

6.00 - INDEMNITY

6.01 Survival Of Representations, Warranties, Indemnities And Covenants.
     (a) Subject to paragraph 6.01(b), the representations, warranties, covenants and indemnities set forth in this Agreement shall survive for a period of five (5) years from the Closing Date. If a party has received notice of a potential breach of a representation, warranty or covenant, or an otherwise indemnifiable event under this Article 6.00, within such five year period, it may preserve its right to assert a later claim for damages caused by such breach by delivering written notice of the breach (which shall specify the nature of the breach with reasonable factual detail to the extent then in the possession of such party) to the breaching party within ninety (90) days after such five (5) year period. All post-closing covenants shall survive the Closing Date for the period(s) specified in this Agreement or, if not specified, for a period of five (5) years following the Closing Date;
     (b) Notwithstanding anything set forth in paragraph 6.01(a); (i) to the extent and only to the extent that the indemnification provisions of paragraph 6.02(a)(ii) apply to Adverse Consequences that result from, arise out of, relate to, or are caused by errors or omissions which
          (A) occurred on or prior to the Effective Date and (B) result in a loss after renewal of a policy by Purchaser after the Effective Date, such provisions shall survive for a period of three (3) years, rather than five (5) years, from the Closing Date; and (ii) all representations, warranties, covenants and indemnities in connection with any tax liabilities of AVL, DV, or RW shall survive in perpetuity (subject to any applicable statutes of limitation).

6.02 Indemnification Provisions For The Benefit Of The Purchaser
     (a) From and after the Effective Date, AVL, DV and RW agree, jointly and severally, to indemnify and hold Purchaser and its officers, directors, and affiliates harmless from and against any Adverse Consequences any of such parties may suffer or incur, to the extent that they result from, arise out of, relate to, or are caused by (i) the breach of any of AVL's, DV's or RW's representations, warranties, obligations or covenants contained herein, or (ii) the operation of the Business or the ownership of the Purchased Assets by AVL on or prior to the Closing Date, including, without limitation, any claims or lawsuits based on conduct of AVL, DV or RW occurring before the Closing Date;
     (b) In addition to and without limiting the foregoing, AVL, DV and RW, jointly and severally, agree, from and after the Effective Date, to indemnify Purchaser from and against the entirety of any Adverse Consequences Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by:
     (iv) any liability or obligation of AVL that is not assumed hereunder (including any liability of AVL that becomes a liability of Purchaser under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); or
     (v) any liability of AVL for the unpaid taxes of any person or entity (including AVL) under United States Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

6.03 From and after the Closing Date, Purchaser agrees to indemnify and hold AVL, DV and RW and their respective officers, directors, shareholders and affiliates harmless from and against any Adverse Consequences any of such parties may suffer or incur, to the extent they result from, arise out of, relate to, or are caused by (a) the breach of any of Purchaser's obligations or covenants contained herein, (b) the operation of the Business or ownership of the Purchased Assets by Purchaser after the Closing Date, including, without limitation, any claims or lawsuits based on conduct of Purchaser occurring after the Closing Date, or (c) liabilities and obligations of AVL assumed by Purchaser hereunder.

6.04 Matters Involving Third Parties:
     (a) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other party (the "Indemnifying Party") under this Article 6.00, then the Indemnified Party shall promptly notify (which the Indemnified Party will endeavor to provide, by the sooner to occur of (i) fifteen (15) business days after receipt of notice by it or (ii) five (5) days prior to the date a responsive pleading is due) the Indemnifying Party thereof in writing; Provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) that the Indemnifying Party thereby is prejudiced;
     (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek by way of a motion an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently;
     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with paragraph 6.04(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party;
     (d) If any of the conditions in paragraph 6.04(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically (but no more frequently that monthly) for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 6.00.

6.05 From and after the Effective Date, except for remedies that cannot be waived as a matter of law and except for injunctive relief, the rights to indemnification under this Article 6.00 shall be the exclusive remedy for the parties with respect to this Agreement contemplated and consummated hereby, and the parties shall not be entitled to pursue, and each hereby expressly waives as of the Effective Date, any and all other rights that may otherwise be available to either of them either at law or in equity with respect thereto. This paragraph 6.05 does not limit the remedies available to any party under any other agreement or instrument executed in connection with this Agreement. Notwithstanding the foregoing, nothing contained in this paragraph 6.05 shall prevent any party hereto from seeking and obtaining, as and to the extent permitted by applicable law, specific performance by the other party hereto of any of its obligations under this Agreement or injunctive relief against the other party's activities in breach of this Agreement.

6.06 Prior to asserting any claim pursuant to this Article 6.00, each Indemnified Party shall file, or cause to be filed, a claim with respect to the liabilities in question under applicable insurance policies, if any, maintained by such Indemnified Party or any subsidiary, division or affiliate thereof. The amount of any Adverse Consequences suffered, sustained, incurred or required to be paid to or for the benefit of any Indemnified Party shall be reduced by the amount of (a) any insurance proceeds and other amounts paid to or for the benefit of the Indemnified Party with respect to such Adverse Consequences by any person not a party to this Agreement or (b) any income or tax benefits actually received by or for the benefit of the Indemnified Party or any Affiliate of any Indemnified Party.

6.07 The Indemnifying Party shall pay to the Indemnified Party in cash the amount of any Adverse Consequence to which the Indemnified Party may become entitled by reason of the provisions of this Article 6.00, such payment to be made within fifteen (15) days after such Adverse Consequences are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction.

7.00 - CONDITIONS PRECEDENT

7.01 The obligations of the Purchaser to complete the purchase of the Purchased Assets hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part):

     (a) all of the representations, warranties and covenants of AVL, DV and RW herein contained shall be true and correct in all material respects at the Closing Date and with the same effect as if made at and as of the Closing Date and AVL shall have delivered to the Purchaser a certificate of an officer of AVL confirming, to the best of the knowledge of such person, the truth and correctness in all material respects of such representations, warranties and covenants;

     (b) all instruments of conveyance and other documentation relating to the sale and purchase of the Purchased Assets, including without limitation, assignments of contracts and agreements (and third party consents thereto, where required), bills of sale, documentation relating to the due authorization and completion by AVL of the sale of the Purchased Assets and the taking of all actions and proceedings on or prior to the Closing Date in connection with the performance by AVL of its obligations under this Agreement, shall be satisfactory to the Purchaser and counsel for the Purchaser and shall have been delivered to the Purchaser and the Purchaser shall have received copies of all such other documentation or evidence as the Purchaser may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking by AVL of all necessary corporate proceedings in connection herewith in compliance with the terms and conditions hereof, in form (as to certification and otherwise) and substance satisfactory to the Purchaser and counsel for the Purchaser;

     (c)  All  actions  to be  taken  by  AVL,  DV  and  RW in  connection  with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser.

     (d) as at the Closing Date there shall not have been material adverse damage or change to the Purchased Assets or the Business;

     (e) AVL shall have delivered to the Purchaser physical possession to all of the Purchased Assets, all keys, combinations to safes, miscellaneous title documents and any and all other items or indicia of title to enable it to assume full, complete and unencumbered operation of the Business and possession of the Purchased Assets;

     (f)  AV,  AVL,  DV  and  RW  shall  have   executed   and   delivered   the
          Non-Competition

          Agreements attached hereto as Schedule "F" and RV shall have executed and delivered the Non-Solicitation Agreement attached hereto as Schedule "G";

     (g) the Purchaser shall have been satisfied that the leased premises are satisfactory for the purposes intended in carrying on the Business;

     (h) AVL shall deliver to the Purchaser's counsel, on the Closing Date, a legal opinion of the AVL's counsel in a form satisfactory to the Purchaser's counsel, acting reasonably;

     (i) Purchaser shall have completed its due diligence investigation with respect to AVL including, but not limited to, (i) business, financial, operational, customer, worker's compensation, and employee due diligence, with results satisfactory to Purchaser in its sole discretion, and (ii) its legal and regulatory due diligence, with results satisfactory to Purchaser in its commercially reasonable discretion;

     (j) approval by the directors of the Purchaser and Anthony Clark International Insurance Brokers Ltd. (the parent company of the Purchaser) of this Agreement and the transactions contemplated herein;

     (k) the receipt of all necessary approvals in favor of the Purchaser of all insurance approvals and insurance licence matters from the Virginia Department of Insurance;

     (l) delivery to and satisfactory review by the Purchaser of the rating of the insurance carriers;

     (m) AVL shall have executed and delivered to Purchaser a certificate to the effect that it is not a "foreign person" pursuant to United States Treasury Regulation 1.1445-2(b);

     (n) Satisfactory review and approval by the Purchaser of all AVL Plans currently offered to the employees of AVL and approval by the Purchaser of the costs to continue such AVL Plans;

     (o) the receipt by the Purchaser of errors and omissions insurance, property and casualty insurance and all necessary business licences required by the Purchaser in order to operate the Business;

     (p) acquisition of satisfactory financing for completion of the purchase by the Purchaser;

     (q) AVL shall have executed and delivered the Agency Agreement attached hereto as Schedule "P";

     (r) AVL shall have executed and delivered the Lease Agreement attached hereto as

          Schedule "C";

     (s) the Purchaser shall have received satisfactory assurances from AVL's current insurance carriers that they will continue to process and renew the Client Files after the Closing Date; and

     (t) AVL shall have delivered to the Purchaser a sufficient number of copies of the Intercreditor Agreement all executed on behalf of AVL for distribution to all of the other signatories thereto.

7.02 In addition to the foregoing, the obligations of the Purchaser to complete the purchase of the Purchased Assets hereunder shall be subject to the acquisition by the Purchaser of any and all regulatory or stock exchange approvals necessary for the purchase of the Purchased Assets. Should this condition not be met by the Closing Date (if the time limitation has not been extended by agreement in writing by both Parties hereto) then this Agreement shall terminate and shall be considered to be null and void ab initio; and

7.03 In case any of the foregoing conditions not being fulfilled on or before the Closing Date or if any of the foregoing said conditions are not satisfactory, for any reason at all, in the opinion of the Purchaser, then in any such event, the Purchaser may rescind this Agreement upon written notice to AVL and thereupon shall be released from all obligations hereunder.

7.04 Risk of loss or damage to the Purchased Assets shall be that of AVL until the Closing Date. If any loss or damage to the Purchased Assets shall occur prior to such time and if such loss or damage is material, the Purchaser may at its option cancel this Agreement at any time prior to completion of the closing.

7.05 The obligations of AVL, DV and RW to effect the transactions contemplated by this Agreement to occur on the Closing Date are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived by AVL:
     a) The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except for such representations and inaccurate warranties as will not, singly or in the aggregate, be reasonably expected to have a material adverse effect on Purchaser;
     b) Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and
     c) All actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to AVL, acting reasonably.

8.00 - GENERAL

8.01 In this agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

8.02 This Agreement shall be governed by and construed and enforced in accordance with internal Virginia law without regard to any applicable conflicts of law, and the parties hereto agree to submit and attorn to the jurisdiction of the Courts of Virginia in respect any disputes which may arise hereunder.

8.03 Headings are not to be considered as part of this Agreement and are included solely for convenience of reference and are not intended to be a full or accurate description of the text thereof.

8.04 This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.05 Time shall be of the essence.

8.06 All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed), or mailed by registered or certified mail (return receipt requested), or overnight courier service to the parties at the following addresses or at such other address for a party as shall be specified by like notice:
     To AVL at:                 1684 Church Point Lane
                                Virginia Beach, VA, 23455
                                Attn: Dena Vinciguerra
     To DV at:                  1684 Church Point Lane
                                Virginia Beach, VA, 23455
     To RW at:                  1208 Wickford Landing
                                Virginia Beach, VA, 23461
     To the Purchaser at:       355, 10333 Southport Road, SW
                                Calgary, Alberta, T2W 3X6
                                Attn: Primo Podorieszach
     Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

8.07 Each party shall, at the request of any party, from time to time and at all times hereafter, execute and deliver all deeds, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

8.08 This Agreement shall constitute and be the entire and final agreement by their hands or the hands of their authorized officers, between the parties hereto with respect to all matters herein.

8.09 This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.10 Where a period of time is prescribed or calculated from a day of event the time shall be calculated excluding such day or the day of such event, unless a contrary attention appears. Where the time for doing anything falls or expires on a Saturday, Sunday or on a public holiday then such thing may be validly done the first date thereafter that is not a Saturday, Sunday or holiday.

8.11 No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. AVL may consent to any such amendment for itself at any time prior to the closing without the prior authorization of its Board of Directors. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.12 Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by AVL, DV or RW (whether by operation of law or otherwise) without the prior written consent of the Purchaser. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

8.13 If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions or covenants, or any part thereof, all of which shall remain in full force and effect.

8.14 The prevailing party in any proceeding brought to enforce the terms of this Agreement shall be entitled to an award of reasonable attorneys' fees and costs incurred in investigating and pursuing such action, both at the trial and appellate levels.

8.15 Each of the parties acknowledges and agrees that the other party would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

8.16 AVL  warrants  and  agrees  to pay and  discharge  when due all  claims  of
     creditors   that
     could be asserted against Purchaser by reason of non-compliance with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and acknowledges that such liabilities and obligations are not to be assumed by Purchaser hereunder. AVL hereby indemnifies and agrees to hold Purchaser harmless from, against and in respect of, and shall on demand reimburse Purchaser for, any loss, liability, cost or expense suffered or incurred by Purchaser by reason of the failure of AVL to pay or discharge any such claims.



IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as to be effective as at the date first written above.



ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ P. Podorieszach
     ----------------------------


AL VINCIGUERRA LTD.


Per: /s/ Dena Vinciguerra
     ----------------------------


/s/ Howard R. Sykes, Jr.                   /s/ Dena Vinciguerra
-----------------------------              ----------------------------
Witness                                    DENA VINCIGUERRA


/s/ Howard R. Sykes, Jr.                   /s/ Renee Woodard
-----------------------------              ----------------------------
Witness                                    RENEE WOODARD

                                  SCHEDULE "A"

                                   CLIENT LIST


AVL represents and warrants to the Purchaser that the computer printout dated ____________, 2004, delivered to the Purchaser herewith constitutes a full and complete record of AVL's insurance clients and their respective policies.







INITIAL          /s/ [initials]
                 ----------------------
                 AVL

                                  SCHEDULE "B"

                                  FIXED ASSETS

                                  SCHEDULE "C"

                         REAL PROPERTY LEASE AGREEMENTS

                                  SCHEDULE "D"

                                ASSUMED CONTRACTS



Those agreements attached hereto and those agreements identified in the Assignment Agreement dated August 31st, 2004, and made between AVL and Purchaser.


1. Renewal Agreement between B&B Associates and AVL dated December 20, 2001 in respect of AVL's leased premises at Poplar Hall Shops;
2.   Lease  dated  as  of  September  1,  2000,   and  made  between  Albert  N.
     Vinciguerra, trading as Al Vincent's Insurance Agency and Virginia P. Ritchie;
3. Lease dated as of August 1, 2001, and made between AVL and 1024 Battleford Boulevard L.L.C.;
4. Lease dated as of April 1, 2004, and made between Al Vincent's Insurance and Public Storage Inc.;
5.   Vehicle lease dated June 1, 2001 and made between Parc Leasing Co. and AVL;
6. Vehicle lease dated October 28, 2001 and made between Kline Imports Chesapeake and AVL;
7. Virginia Producer Agreement dated March 9, 1992 and made between Victoria Fire & Casualty Company and AVL, and any amendments thereto;
8. Producer Agreement dated June 3, 2003 and made between The Vision Insurance Group LLC and AVL, and any amendments thereto;
9. Producer Agreement dated July 13, 1984 and made between the Progressive Companies and AVL, and any amendments thereto;
10. Agency Producer Agreement made between AIG Agency and AVL, and any amendments thereto;
11. Producer Agreement dated January 17, 2001 and made between GMAC Insurance and AVL, and any amendments thereto;
12.  Savings Incentive Match Plan for Employees of Small Employers;
13.  a Group Agreement dated March 8, 2004 and made with Optimum Choice Inc.;
14. a Group Hospital and Health Insurance Policy Contract dated March 8, 2004 and made with Mamsi Life and Health Insurance Company; and
15. A Master Service Agreement and Internet Service agreement dated April 15th, 2003 and made between Cavalier Telephone and AVL.

                                  SCHEDULE "E"

                           FINANCIAL STATEMENTS OF AVL

                                  SCHEDULE "F"

                       FORM OF NON-COMPETITION AGREEMENTS

1.   AVL
2.   DV
3.   RW
4.   AV

                               NON-DISCLOSURE and
                            NON-COMPETITION AGREEMENT

THIS AGREEMENT MADE effective this 31st day of August, 2004.

BETWEEN:

                       ADDISON YORK INSURANCE BROKERS LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                 (hereinafter referred to as the "Corporation")

                                     - and -

                               AL VINCIGUERRA LTD.
                       a body corporate duly incorporated
                 according to the laws of the State of Virginia
                       (hereinafter referred to as "AVL")

WHEREAS the Corporation has requested an obligation of secrecy and non-competition from AVL as a condition of agreeing to the purchase of certain assets (the "Purchased Assets") from AVL in accordance with the terms and conditions of an agreement for the sale and purchase of assets dated Effective as at August 31st, 2004 (hereinafter referred to as the "Purchase Agreement");

AND WHEREAS AVL has access to Confidential Information regarding the Purchased Assets and the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of $25,000 now paid by the Corporation to AVL (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1.00 DEFINITIONS

1.01 Defined terms used in this Agreement and not otherwise defined herein shall have the same meaning as is ascribed to such terms in the Purchase Agreement.

1.02 "Agreement" means this Non-Disclosure and Non-Competition Agreement and all amendments in writing made hereto.

1.03 "Territory" means the State of Virginia.

1.04 In this Agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

2.00 OBLIGATION TO NOT COMPETE

2.01 Except with the prior written consent of AYI, which consent may be arbitrarily withheld, AVL hereby covenants and agrees that for a period of fifteen (15) years from the date this Agreement, AVL will not, directly or indirectly, within the Territory:
     (a)  solicit for employment any employees of the Corporation;
     (b) solicit insurance-related business from any of the Corporation's customers; or
     (c) own, operate, be engaged in the operation of, or have any financial interest in, any business operations whether a proprietorship, partnership, joint venture or private company, or otherwise, carry on or be engaged in any venture similar to the Business of the Corporation.

2.02 The parties intend that the covenants contained in paragraph 2.01 shall be construed as separate covenants, one for each subdivision to which the covenant applies. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained above. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

3.00 OBLIGATIONS TO NOT DISCLOSE

3.01 AVL covenants and agrees with the Corporation that:
     (a) the business connections, customers, Client Files, marketing, sales techniques, financial statements, employee lists or names, procedures and operations, and other intangible assets and aspects of the Business have been established and maintained by the Corporation at great expense and are protected as confidential information and trade secrets, and are of great value to the Corporation (the "Confidential Information"); and
     (b) the Corporation would suffer great loss and injury if the Confidential Information were disclosed or used in any way to the detriment of the Corporation.
     Therefore, AVL shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to the Corporation's detriment, any Confidential Information, secret, or proprietary information of the
     Corporation. The foregoing limitation shall not apply to any Confidential Information or proprietary information which has been voluntarily disclosed to the public by the Corporation, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this subsection. In addition, AVL hereby covenants and agrees with the Corporation that upon demand by the
     Corporation for the same, AVL shall forthwith return any and all Confidential Information in its possession to the Corporation.

3.02 The obligations contained in paragraph 3.01 shall survive the termination of any discussions, negotiations or contractual relations between AVL and the Corporation.

3.03 In the event that a dispute shall arise as to whether or not certain information is Confidential Information, then AVL shall have the burden of proving that such information is not Confidential Information.

4.00 MISCELLANEOUS

4.01 If  any  covenant  or  provision   herein  is  determined  to  be  void  or
     unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

4.02 The Parties to this Agreement agree that a breach by AVL of any of the covenants herein contained would result in damages to the Corporation for which the Corporation could not adequately compensated by a monetary award. Accordingly, AVL agrees that in the event of any such breach, in addition to, and not in substitution of, all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement and AVL shall be liable to the Corporation for all losses, costs, legal fees, damages and expenses whatsoever which the Corporation may sustain, pay or incur as result of or in connection with AVL failure to keep, observe or perform, from and after the dates hereof, the covenants to be kept, observed and performed by AVL under this Agreement.

4.03 The Parties agree that all restrictions in this Agreement are necessary and are fundamental to the protection of the Business of the Corporation and are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by AVL.

4.04 This Agreement shall enure to the benefit and shall be binding upon the parties hereto together with any of their respective shareholders, directors, officers, managers, employees, successors and assigns and where applicable, their respective heirs, executors and administrators.

4.05 AVL shall not assign, or otherwise transfer, its rights or delegate its duties or obligations under this Agreement without the prior written consent of the Corporation. This Agreement shall be fully assignable by the Corporation.

4.06 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

4.07 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, pertaining to the subject matter hereof.

4.08 No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all Parties hereto in the same manner and with the same formality as this Agreement is executed.

4.09 Each Party to this Agreement shall be responsible for the payment of all costs, expenses, legal fees and disbursements incurred or to be incurred by it in negotiation and preparing this Agreement and all documents required to be delivered pursuant to this Agreement and in otherwise performing the transactions contemplated by this Agreement, unless otherwise stated herein.

4.10 No provision of this Agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the Parties hereto in the observance or performance of any part of this Agreement shall not extend to or be taken in any manner to effect any other default.

4.11 This Agreement may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or executing of an original.

4.12 Each Party shall, at the request of any Party, from time to time and at all times hereafter, execute and deliver all deed, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

4.13 All communications or notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party by personal delivery, commercial courier or telephone facsimile transmission accompanied by a telephonic facsimile receipt followed by a hard copy by United States mail or two (2) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the other in accordance with this subsection of a change of address:
     If to AVL:                 1684 Church Point Lane
                                Virginia Beach, VA, 23455
                                Attn: Dena Vinciguerra
     If to the Corporation:     10333 Southport Rd. SW, Suite 355
                                Calgary, AL T2W 3X6, Canada
                                Attn: President

4.14 The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

4.15 AVL acknowledges that it has reviewed this Agreement and understands the term and conditions hereof.

IN WITNESS WHEREOF THE PARTIES HERETO have caused these presents to be executed as of the date first above mentioned.

ADDISON YORK INSURANCE BROKERS LTD.


Per: /s/ P. Podorieszach
     ----------------------------

AL VINCIGUERRA LTD.


Per: /s/ Dena Vinciguerra
     ----------------------------

                               NON-DISCLOSURE and
                            NON-COMPETITION AGREEMENT

THIS AGREEMENT MADE effective this 31st day of August, 2004.

BETWEEN:

                       ADDISON YORK INSURANCE BROKERS LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                 (hereinafter referred to as the "Corporation")

                                     - and -

                                DENA VINCIGUERRA
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                        (hereinafter referred to as "DV")

WHEREAS the Corporation has requested an obligation of secrecy and non-competition from DV as a condition of agreeing to the purchase of certain assets (the "Purchased Assets") from AL VINCIGUERRA LTD. in accordance with the terms and conditions of an agreement for the sale and purchase of assets dated Effective as of August 31st, 2004 (hereinafter referred to as the "Purchase Agreement");

AND WHEREAS DV has or has had access to Confidential Information regarding the Purchased Assets and the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of $25,000 now paid by the Corporation to DV (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1.00 DEFINITIONS

1.01 Defined terms used in this Agreement and not otherwise defined herein shall have the same meaning as is ascribed to such terms in the Purchase Agreement.

1.02 "Agreement" means this Non-Disclosure and Non-Competition Agreement and all amendments in writing made hereto.

1.03 "Territory" means State of Virginia.

1.04 In this Agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

2.00 OBLIGATION TO NOT COMPETE

2.01 DV hereby covenants and agrees that for a period of five (5) years from the date hereof, DV will not, directly or indirectly, within the Territory:
     (a)  solicit for employment any employees of the Corporation;
     (b) solicit insurance-related business from any of the Corporation's customers; or
     (c) own, operate, be engaged in the operation of, or have any financial interest in, any business operations whether a proprietorship, partnership, joint venture or private company, or otherwise, carry on or be engaged in any venture similar to the Business of the Corporation.

2.02 The parties intend that the covenants contained in paragraph 2.01 shall be construed as separate covenants, one for each subdivision to which the covenant applies. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained above. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

3.00 OBLIGATIONS TO NOT DISCLOSE

3.01 DV covenants and agrees with the Corporation that:
     (a) the business connections, customers, Client Files, marketing, sales techniques, financial statements, employee lists or names, procedures and operations, and other intangible assets and aspects of the Business have been established and maintained by the Corporation at great expense and are protected as confidential information and trade secrets, and are of great value to the Corporation (the "Confidential Information"); and
     (b) the Corporation would suffer great loss and injury if the Confidential Information were disclosed or used in any way to the detriment of the Corporation.
     Therefore, DV shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to the Corporation's detriment, any Confidential Information, secret, or proprietary information of the
     Corporation. The foregoing limitation shall not apply to any Confidential Information or proprietary information which has been voluntarily disclosed to the public by the Corporation, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this subsection. In addition, DV hereby covenants and agrees with the Corporation that upon demand by the
     Corporation for the same, DV shall forthwith return any and all Confidential Information in her possession to the Corporation.

3.02 The obligations contained in paragraph 3.01 shall survive the termination of any discussions, negotiations or contractual relations between DV and the Corporation.

3.03 In the event that a dispute shall arise as to whether or not certain information is Confidential Information, then DV shall have the burden of proving that such information is not Confidential Information.

4.00 MISCELLANEOUS

4.01 If  any  covenant  or  provision   herein  is  determined  to  be  void  or
     unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

4.02 The Parties to this Agreement agree that a breach by DV of any of the covenants herein contained would result in damages to the Corporation for which the Corporation could not adequately compensated by a monetary award. Accordingly, DV agrees that in the event of any such breach, in addition to, and not in substitution of, all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement and DV shall be liable to the Corporation for all losses, costs, legal fees, damages and expenses whatsoever which the Corporation may sustain, pay or incur as result of or in connection with DV failure to keep, observe or perform, from and after the dates hereof, the covenants to be kept, observed and performed by DV under this Agreement.

4.03 The Parties agree that all restrictions in this Agreement are necessary and are fundamental to the protection of the Business of the Corporation and are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by DV.

4.04 This Agreement shall enure to the benefit and shall be binding upon the parties hereto together with any of their respective shareholders, directors, officers, managers, employees, successors and assigns and where applicable, their respective heirs, executors and administrators.

4.05 DV shall not assign, or otherwise transfer, his rights or delegate his duties or obligations under this Agreement without the prior written consent of the Corporation. This Agreement shall be fully assignable by the Corporation.

4.06 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

4.07 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, pertaining to the subject matter hereof.

4.08 No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all Parties hereto in the same manner and with the same formality as this Agreement is executed.

4.09 Each Party to this Agreement shall be responsible for the payment of all costs, expenses, legal fees and disbursements incurred or to be incurred by it in negotiation and preparing this Agreement and all documents required to be delivered pursuant to this Agreement and in otherwise performing the transactions contemplated by this Agreement, unless otherwise stated herein.

4.10 No provision of this Agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the Parties hereto in the observance or performance of any part of this Agreement shall not extend to or be taken in any manner to effect any other default.

4.11 This Agreement may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or executing of an original.

4.12 Each Party shall, at the request of any Party, from time to time and at all times hereafter, execute and deliver all deed, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

4.13 All communications or notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party by personal delivery, commercial courier or telephone facsimile transmission accompanied by a telephonic facsimile receipt followed by a hard copy by United States mail or two (2) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the other in accordance with this subsection of a change of address:
     If to DV:                  1684 Church Point Lane
                                Virginia Beach, VA, 23455
     If to the Corporation:     10333 Southport Rd. SW, Suite 355
                                Calgary, AL T2W 3X6, Canada
                                Attn: President

4.14 The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

4.15 DV acknowledges that he has read this Agreement and understands the term and conditions hereof.


IN WITNESS WHEREOF THE PARTIES HERETO have caused these presents to be executed as of the date first above mentioned.


ADDISON YORK INSURANCE BROKERS LTD.


Per: /s/ P. Podorieszach
     ----------------------------


/s/ Howard R. Sykes, Jr.                   /s/ Dena Vinciguerra
-----------------------------              ----------------------------
Witness                                    DENA VINCIGUERRA


/s/ Howard R. Sykes, Jr.
-----------------------------
[print name of witness]

                             AFFIDAVIT OF EXECUTION
                             ----------------------


I, Debra J. Winn, of the City of Virginia Beach, in the State of Virginia, MAKE OATH AND SAY:

3. I was personally present and did see DENA VINCIGUERRA named in the within (or annexed) instrument, who is personally known to me to be the person named therein, duly sign and execute the instrument for the purposes named therein.

2. That the same was executed at the City of Virginia Beach, in the State of Virginia, and that I am the subscribing witness thereto.

3. That I know DENA VINCIGUERRA and he is in my belief of the full age of l8 years.


SWORN BEFORE ME at the City of    )
of Virginia Beach, in the State   )
of Virginia, this 7th day of      )
Sept., 2004.                      )  /s/ Debra J. Ferguson
                                  )  ------------------------------






I was Commissioned as Debra J. Winn
a Notary Public in and for the State of Virginia
My Commission expires June 30, 2008

                               NON-DISCLOSURE and
                            NON-COMPETITION AGREEMENT

THIS AGREEMENT MADE effective this 31st day of August, 2004.

BETWEEN:

                       ADDISON YORK INSURANCE BROKERS LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                 (hereinafter referred to as the "Corporation")

                                     - and -

                                  RENEE WOODARD
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                        (hereinafter referred to as "RW")

WHEREAS the Corporation has requested an obligation of secrecy and non-competition from RW as a condition of agreeing to the purchase of certain assets (the "Purchased Assets") from AL VINCIGUERRA LTD. in accordance with the terms and conditions of an agreement for the sale and purchase of assets dated Effective as of August 31st, 2004 (hereinafter referred to as the "Purchase Agreement");

AND WHEREAS RW has or has had access to Confidential Information regarding the Purchased Assets and the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of $25,000 now paid by the Corporation to RW (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1.00 DEFINITIONS

1.01 Defined terms used in this Agreement and not otherwise defined herein shall have the same meaning as is ascribed to such terms in the Purchase Agreement.

1.02 "Agreement" means this Non-Disclosure and Non-Competition Agreement and all amendments in writing made hereto.

1.03 "Territory" means State of Virginia.

1.04 In this Agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

2.00 OBLIGATION TO NOT COMPETE

2.01 RW hereby covenants and agrees that for a period of five (5) years from the date hereof, RW will not, directly or indirectly, within the Territory:
     (a)  solicit for employment any employees of the Corporation;
     (b) solicit insurance-related business from any of the Corporation's customers; or
     (c) own, operate, be engaged in the operation of, or have any financial interest in, any business operations whether a proprietorship, partnership, joint venture or private company, or otherwise, carry on or be engaged in any venture similar to the Business of the Corporation.

2.02 The parties intend that the covenants contained in paragraph 2.01 shall be construed as separate covenants, one for each subdivision to which the covenant applies. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained above. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

3.00 OBLIGATIONS TO NOT DISCLOSE

3.01 RW covenants and agrees with the Corporation that:
     (a) the business connections, customers, Client Files, marketing, sales techniques, financial statements, employee lists or names, procedures and operations, and other intangible assets and aspects of the Business have been established and maintained by the Corporation at great expense and are protected as confidential information and trade secrets, and are of great value to the Corporation (the "Confidential Information"); and
     (b) the Corporation would suffer great loss and injury if the Confidential Information were disclosed or used in any way to the detriment of the Corporation.
     Therefore, RW shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to the Corporation's detriment, any Confidential Information, secret, or proprietary information of the
     Corporation. The foregoing limitation shall not apply to any Confidential Information or proprietary information which has been voluntarily disclosed to the public by the Corporation, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this subsection. In addition, RW hereby covenants and agrees with the Corporation that upon demand by the
     Corporation for the same, RW shall forthwith return any and all Confidential Information in her possession to the Corporation.

3.02 The obligations contained in paragraph 3.01 shall survive the termination of any discussions, negotiations or contractual relations between RW and the Corporation.

3.03 In the event that a dispute shall arise as to whether or not certain information is Confidential Information, then RW shall have the burden of proving that such information is not Confidential Information.

4.00 MISCELLANEOUS

4.01 If  any  covenant  or  provision   herein  is  determined  to  be  void  or
     unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

4.02 The Parties to this Agreement agree that a breach by RW of any of the covenants herein contained would result in damages to the Corporation for which the Corporation could not adequately compensated by a monetary award. Accordingly, RW agrees that in the event of any such breach, in addition to, and not in substitution of, all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement and RW shall be liable to the Corporation for all losses, costs, legal fees, damages and expenses whatsoever which the Corporation may sustain, pay or incur as result of or in connection with RW failure to keep, observe or perform, from and after the dates hereof, the covenants to be kept, observed and performed by RW under this Agreement.

4.03 The Parties agree that all restrictions in this Agreement are necessary and are fundamental to the protection of the Business of the Corporation and are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by RW.

4.04 This Agreement shall enure to the benefit and shall be binding upon the parties hereto together with any of their respective shareholders, directors, officers, managers, employees, successors and assigns and where applicable, their respective heirs, executors and administrators.

4.05 RW shall not assign, or otherwise transfer, his rights or delegate his duties or obligations under this Agreement without the prior written consent of the Corporation. This Agreement shall be fully assignable by the Corporation.

4.06 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

4.07 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, pertaining to the subject matter hereof.

4.08 No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all Parties hereto in the same manner and with the same formality as this Agreement is executed.

4.09 Each Party to this Agreement shall be responsible for the payment of all costs, expenses, legal fees and disbursements incurred or to be incurred by it in negotiation and preparing this Agreement and all documents required to be delivered pursuant to this Agreement and in otherwise performing the transactions contemplated by this Agreement, unless otherwise stated herein.

4.10 No provision of this Agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the Parties hereto in the observance or performance of any part of this Agreement shall not extend to or be taken in any manner to effect any other default.

4.11 This Agreement may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or executing of an original.

4.12 Each Party shall, at the request of any Party, from time to time and at all times hereafter, execute and deliver all deed, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

4.13 All communications or notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party by personal delivery, commercial courier or telephone facsimile transmission accompanied by a telephonic facsimile receipt followed by a hard copy by United States mail or two (2) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the other in accordance with this subsection of a change of address:
     If to RW:                  1208 Wickford Landing
                                Virginia Beach, VA, 23461
     If to the Corporation:     10333 Southport Rd. SW, Suite 355
                                Calgary, AL T2W 3X6, Canada
                                Attn: President

4.14 The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

4.15 RW acknowledges that he has read this Agreement and understands the term and conditions hereof.


IN WITNESS WHEREOF THE PARTIES HERETO have caused these presents to be executed as of the date first above mentioned.


ADDISON YORK INSURANCE BROKERS LTD.


Per: /s/ P. Podorieszach
     ----------------------------


/s/ Howard R. Sykes, Jr.                   /s/ Renee Woodard
-----------------------------              ----------------------------
Witness                                    RENEE WOODARD


/s/ Howard R. Sykes, Jr.
-----------------------------
[print name of witness]

                             AFFIDAVIT OF EXECUTION
                            -----------------------


I, Debra J. Winn, of the City of Virginia Beach, in the State of Virginia, MAKE OATH AND SAY:

3. I was personally present and did see RENEE WOODARD named in the within (or annexed) instrument, who is personally known to me to be the person named therein, duly sign and execute the instrument for the purposes named therein.

2. That the same was executed at the City of Virginia Beach, in the State of Virginia, and that I am the subscribing witness thereto.

3. That I know RENEE WOODARD and he is in my belief of the full age of l8 years.


SWORN BEFORE ME at the City of    )
of Virginia Beach, in the State   )
of Virginia, this 7th day of      )
Sept., 2004.                      )  /s/ Debra J. Ferguson
                                  )  ------------------------------






I was Commissioned as Debra J. Winn
a Notary Public in and for the State of Virginia
My Commission expires June 30, 2008

                               NON-DISCLOSURE and
                            NON-COMPETITION AGREEMENT

THIS AGREEMENT MADE effective this 31st day of August, 2004.

BETWEEN:

                       ADDISON YORK INSURANCE BROKERS LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                 (hereinafter referred to as the "Corporation")

                                     - and -

                               AlBERT VINCIGUERRA
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                        (hereinafter referred to as "AV")


WHEREAS the Corporation has requested an obligation of secrecy and non-competition from AV as a condition of agreeing to the purchase of certain assets (the "Purchased Assets") from AL VINCIGUERRA LTD. in accordance with the terms and conditions of an agreement for the sale and purchase of assets dated Effective as of August 31st, 2004 (hereinafter referred to as the "Purchase Agreement");

AND WHEREAS AV has or has had access to Confidential Information regarding the Purchased Assets and the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of $25,000 now paid by the Corporation to AV (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1.00 DEFINITIONS

1.01 Defined terms used in this Agreement and not otherwise defined herein shall have the same meaning as is ascribed to such terms in the Purchase Agreement.

1.02 "Agreement" means this Non-Disclosure and Non-Competition Agreement and all amendments in writing made hereto.

1.03 "Territory" means State of Virginia.

1.04 In this Agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

2.00 OBLIGATION TO NOT COMPETE

2.01 AV hereby covenants and agrees that for a period of five (5) years from the date hereof, AV will not, directly or indirectly, within the Territory:
     (a)  solicit for employment any employees of the Corporation;
     (b) solicit insurance-related business from any of the Corporation's customers; or
     (c) own, operate, be engaged in the operation of, or have any financial interest in, any business operations whether a proprietorship, partnership, joint venture or private company, or otherwise, carry on or be engaged in any venture similar to the Business of the Corporation.

2.02 The parties intend that the covenants contained in paragraph 2.01 shall be construed as separate covenants, one for each subdivision to which the covenant applies. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained above. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

3.00 OBLIGATIONS TO NOT DISCLOSE

3.01 AV covenants and agrees with the Corporation that:
     (a) the business connections, customers, Client Files, marketing, sales techniques, financial statements, employee lists or names, procedures and operations, and other intangible assets and aspects of the Business have been established and maintained by the Corporation at great expense and are protected as confidential information and trade secrets, and are of great value to the Corporation (the "Confidential Information"); and
     (b) the Corporation would suffer great loss and injury if the Confidential Information were disclosed or used in any way to the detriment of the Corporation.
     Therefore, AV shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to the Corporation's detriment, any Confidential Information, secret, or proprietary information of the
     Corporation. The foregoing limitation shall not apply to any Confidential Information or proprietary information which has been voluntarily disclosed to the public by the Corporation, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this subsection. In addition, AV hereby covenants and agrees with the Corporation that upon demand by the
     Corporation for the same, AV shall forthwith return any and all Confidential Information in her possession to the Corporation.

3.02 The obligations contained in paragraph 3.01 shall survive the termination of any discussions, negotiations or contractual relations between AV and the Corporation.

3.03 In the event that a dispute shall arise as to whether or not certain information is Confidential Information, then AV shall have the burden of proving that such information is not Confidential Information.

4.00 MISCELLANEOUS

4.01 If  any  covenant  or  provision   herein  is  determined  to  be  void  or
     unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

4.02 The Parties to this Agreement agree that a breach by AV of any of the covenants herein contained would result in damages to the Corporation for which the Corporation could not adequately compensated by a monetary award. Accordingly, AV agrees that in the event of any such breach, in addition to, and not in substitution of, all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement and AV shall be liable to the Corporation for all losses, costs, legal fees, damages and expenses whatsoever which the Corporation may sustain, pay or incur as result of or in connection with AV failure to keep, observe or perform, from and after the dates hereof, the covenants to be kept, observed and performed by AV under this Agreement.

4.03 The Parties agree that all restrictions in this Agreement are necessary and are fundamental to the protection of the Business of the Corporation and are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by AV.

4.04 This Agreement shall enure to the benefit and shall be binding upon the parties hereto together with any of their respective shareholders, directors, officers, managers, employees, successors and assigns and where applicable, their respective heirs, executors and administrators.

4.05 AV shall not assign, or otherwise transfer, his rights or delegate his duties or obligations under this Agreement without the prior written consent of the Corporation. This Agreement shall be fully assignable by the Corporation.

4.06 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

4.07 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, pertaining to the subject matter hereof.

4.08 No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing duly executed by all Parties hereto in the same manner and with the same formality as this Agreement is executed.

4.09 Each Party to this Agreement shall be responsible for the payment of all costs, expenses, legal fees and disbursements incurred or to be incurred by it in negotiation and preparing this Agreement and all documents required to be delivered pursuant to this Agreement and in otherwise performing the transactions contemplated by this Agreement, unless otherwise stated herein.

4.10 No provision of this Agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the Parties hereto in the observance or performance of any part of this Agreement shall not extend to or be taken in any manner to effect any other default.

4.11 This Agreement may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or executing of an original.

4.12 Each Party shall, at the request of any Party, from time to time and at all times hereafter, execute and deliver all deed, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.

4.13 All communications or notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party by personal delivery, commercial courier or telephone facsimile transmission accompanied by a telephonic facsimile receipt followed by a hard copy by United States mail or two (2) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the other in accordance with this subsection of a change of address:
     If to AV:                  2725 Canal Road
                                Virginia Beach, VA, 23451
     If to the Corporation:     10333 Southport Rd. SW, Suite 355
                                Calgary, AL T2W 3X6, Canada
                                Attn: President

4.14 The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

4.15 AV acknowledges that he has read this Agreement and understands the term and conditions hereof.


IN WITNESS WHEREOF THE PARTIES HERETO have caused these presents to be executed as of the date first above mentioned.


Per: /s/ P. Podorieszach
     ----------------------------


/s/ Howard R. Sykes, Jr.                   /s/ Albert Vinciguerra
-----------------------------              ----------------------------
Witness                                    ALBERT VINCIGUERRA

/s/ Howard R. Sykes, Jr.
-----------------------------
[print name of witness]

                             AFFIDAVIT OF EXECUTION
                            -----------------------


I, Debra J. Winn, of the City of Virginia Beach, in the State of Virginia, MAKE OATH AND SAY:

3. I was personally present and did see ALBERT VINCIGUERRA named in the within (or annexed) instrument, who is personally known to me to be the person named therein, duly sign and execute the instrument for the purposes named therein.

2. That the same was executed at the City of Virginia Beach, in the State of Virginia, and that I am the subscribing witness thereto.

3. That I know ALBERT VINCIGUERRA and he is in my belief of the full age of l8 years.


SWORN BEFORE ME at the City of    )
of Virginia Beach, in the State   )
of Virginia, this 7th day of      )
Sept., 2004.                      )  /s/ Debra J. Ferguson
                                  )  ------------------------------






I was Commissioned as Debra J. Winn
a Notary Public in and for the State of Virginia
My Commission expires June 30, 2008

                                  SCHEDULE "G"

                  NON-SOLICITATION AGREEMENT OF RON VINCIGUERRA



                           NON-SOLICITATION AGREEMENT

THIS AGREEMENT MADE effective this 31st day of August, 2004.

BETWEEN:

                       ADDISON YORK INSURANCE BROKERS LTD.
                    a body corporate duly incorporated under
                the laws of the State of Delaware and carrying on
                    business in the United States of America
                     (hereinafter referred to as the "AYI")

                                     - and -

                                 RON VINCIGUERRA
              an individual, resident in the City of Virginia Beach
                            in the State of Virginia
                          (hereinafter called the "RV")


WHEREAS the Corporation has requested an obligation of secrecy and non-solicitation from RV as a condition of agreeing to the purchase of certain assets (the "Purchased Assets") from AL VINCIGUERRA LTD. in accordance with the terms and conditions of an agreement for the sale and purchase of assets dated Effective as of August 31st, 2004;

AND WHEREAS RV has or has had access to Confidential Information regarding the Purchased Assets, the Clients and the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of $25,000 now paid by AYI to RV (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1.00 DEFINITIONS

1.01 In this Agreement and in any amendment hereto, the following terms shall have the following meanings:
     a) "Clients" mean any and all past, present or prospective customers of AYI; and
     b) "Vinciguerra Division" means that business and those assets purchased by AYI pursuant to an Asset Purchase Agreement dated as of August
          31st, 2004 and made between the AYI, Al Vinciguerra Ltd., Renee Woodard and Dena Vinciguerra.

1.02 Unless otherwise indicated, all dollar amounts referred to in this Agreement or in the Schedules are in United States funds.

2.00 RV NON-SOLICITATION AND CONFIDENTIALITY OBLIGATIONS

2.01 The RV hereby covenants and agrees that, for a period of five (5) years from the date hereof, RV will not, directly or indirectly:
     (a) solicit for employment or employ any employees of AYI or its Vinciguerra Division; or
     (b) solicit, process, transact or in any other way deal with insurance-related business from any of AYI's Clients or from the Clients dealing with the Vinciguerra Division;

2.02 The Parties intend that the covenants contained in paragraph 2.01 shall be construed as separate covenants, one for each subdivision to which the covenant applies. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained above. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

2.03 The RV covenants and agrees with AYI that:
     (a) the business connections, Clients, marketing, sales techniques, financial statements, employee lists or names, procedures and operations, and other intangible assets and aspects of the Business have been established and maintained by AYI at great expense and are protected as confidential information and trade secrets, and are of great value to AYI (the "Confidential Information"); and
     (b) AYI would suffer great loss and injury if the Confidential Information were disclosed or used in any way to the detriment of AYI.
     Therefore, the RV shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to AYI's detriment, any Confidential Information, secret, or proprietary information of AYI. The foregoing limitation shall not apply to any Confidential Information or proprietary information which has been voluntarily disclosed to the public by AYI, independently developed and disclosed by others, or otherwise enters the public domain through lawful means, not in violation of the provisions of this subsection.

2.04 The obligations contained in paragraph 2.03 shall survive the termination of any contractual relations between the RV and AYI.

2.05 In the event that a dispute shall arise as to whether or not certain information is Confidential Information, then the RV shall have the burden of proving that such information is not Confidential Information.

2.06 The Parties to this Agreement agree that a breach by the RV of any of the covenants contained in this Article 2.00 would result in damages to AYI for which AYI could not adequately compensated by a monetary award. Accordingly, the RV agrees that in the event of any such breach, in addition to, and not in substitution of, all other remedies available to AYI at law or in equity, AYI shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement and the RV shall be liable to AYI for all losses, costs, legal fees, damages and expenses whatsoever which AYI may sustain, pay or incur as result of or in connection with the RV's failure to keep, observe or perform, from and after the dates hereof, the covenants to be kept, observed and performed by the RV under this Article 2.00.

2.07 The Parties agree that all restrictions in this Article 2.00 are necessary and are fundamental to the protection of the Business of AYI and are reasonable and valid and all defences to the strict enforcement thereof by AYI are hereby waived by the RV.

3.00 MISCELLANEOUS

3.01 This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. This Agreement may be modified or amended, only if the amendment is made in writing and is signed by both parties. This agreement cannot be altered in any way by any oral statement(s) made to RV.

3.02 This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

3.03 No provision of this agreement shall be deemed to be waived unless a waiver is in writing. Any waiver of any default committed by any of the parties hereto in the observance or performance of any part of this agreement shall not extend to or be taken in any manner to effect any other default.

3.04 The parties hereto, and each of them, covenant and agree that each of them shall and will, upon reasonable request of the other party, make, do, execute or cause to be made, done or executed, all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this agreement.

3.05 In this agreement words importing the singular shall include the plural and words importing the masculine shall include the feminine or neuter, or vice versa, as the context, or the number of or gender of the parties, from time to time so requires. Words importing persons shall include corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

3.06 The headings of the clauses contained in this agreement have been inserted for convenience of reference only and shall not affect the interpretation of this agreement.

3.07 If any provision(s) of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision(s) of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

3.08 This agreement and its terms shall not be assigned by RV to any other person, firm, corporation, or entity.

3.09 All  notices,   requests,   demands,  elections  and  other  communications
     hereunder shall be in writing and shall be deemed to have been duly given only if delivered:
     TO:               AYI
                       355, 10333 Southport Road, SW
                       Calgary, Alberta, T2W 3X6
                       Attn: Primo Podorieszach
     TO:               RV
                       2761 Broad Bay Road
                       Virginia Beach, VA, 23451
     Either party may change its address for the notice by a notice given as herein provided. A notice which is mailed will be considered as having been given at such time as it would in the ordinary course of mail be received by the party to which it is directed.

3.10 This agreement may be executed in any number of counterparts by any one or more of the parties. Each executed counterpart shall be deemed to be an original and such counterpart shall together constitute one and the same agreement.


IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective signatures and this agreement is delivered all as of the date first above written.

ADDISON YORK INSURANCE BROKERS LTD.



Per: /s/ P. Podorieszach
     ----------------------------


/s/ Howard R. Sykes, Jr.                   /s/ Ron Vinciguerra
-----------------------------              ----------------------------
Witness                                    RON VINCIGUERRA

                                  SCHEDULE "H"

                             PERMITTED ENCUMBRANCES


Those UCC filings as listed below:

None

                                  SCHEDULE "I"

                    TAX RETURNS AND OTHER TAX MATTERS OF AVL

                                  SCHEDULE "J"

                  VOLUME REPORTS AND SUMMARY PRODUCTION REPORTS

                                  SCHEDULE "K"

                                 AVL'S INSURANCE




1.   Business Package including auto, fire and liability;
2. Professional Liability at $5,000,000 in coverage supplied by Westport Insurance Corporation; and
3.   Such other insurance binders as are enclosed herein.

                                  SCHEDULE "L"

                                ESCROW AGREEMENT




                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement") is made as of the 31st day of August, 2004.

BETWEEN:

                      ADDISON YORK INSURANCE BROKERS, LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                   (hereinafter referred to as the "Addison")

                                       and

                               AL VINCIGUERRA LTD.
                          a body corporate incorporated
                  pursuant to the laws of the State of Virginia
                       (hereinafter referred to as "AVL")

                                       and

                                DENA VINCIGUERRA
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                        (hereinafter referred to as "DV")

                                     - and -

                                  RENEE WOODARD
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                        (hereinafter referred to as "RW")

                                       and

                      DEMIANTSCHUK MILLEY BURKE & HOFFINGER
                      a partnership formed pursuant to the
                         Laws of the Province of Alberta
                              (the "Escrow Agent")

WHEREAS Addison, AVL, DV and RW (DV and RW are together referred to herein as the "Shareholders") have made, executed and delivered an Asset Purchase
Agreement dated effective August 31st, 2004 (the "APA"), a copy of which has been delivered to the Escrow Agent for reference purposes.

AND WHEREAS the terms of the APA provide that on the Closing Date, among other things,

Addison shall deliver to the Escrow Agent a Promissory Note in accordance with Schedule "O" of the APA.

AND WHEREAS Addison, AVL and the Shareholders have made, executed and delivered an Agency Agreement dated effective as at August 31st, 2004 (the "Agency Agreement"), a copy of which has been delivered to the Escrow Agent for reference purposes.

AND WHEREAS the terms of the Agency Agreement provide that on the Closing Date, among other things, the Shareholders shall deliver to the Escrow Agent a fully completed and executed Securities Pledge Agreement along with share certificates fully endorsed for transfer all in accordance with Schedule "D" of the Agency Agreement.

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises,   covenants  and
agreements contained herein and in the Asset Purchase Agreement, the parties hereto agree as follows:

1.00 Interpretation
-------------------

1.01 Any word, term or phrase that is defined in the APA and not otherwise defined herein shall, when used as a defined term in this Agreement, have the same meaning that each respectively has when used as a defined term in the APA.

2.00 Appointment of the Escrow Agent.
-------------------------------------

2.01 Addison, AVL and the Shareholders hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the Escrow Agent under and pursuant to this Agreement. The Escrow Agent also acknowledges receipt of an executed copy of the APA, the Agency Agreement and the Securities Pledge Agreement.

3.00 Delivery of Documents to the Escrow Agent
----------------------------------------------

3.01 The Escrow Agent acknowledges that Addison has delivered to the Escrow Agent a properly completed and duly executed Promissory Note in accordance with the terms of the APA and in the same form as is set forth in Schedule "O" of the APA

3.02 The Escrow Agent acknowledges that the Shareholders have delivered the following items to the Escrow Agent:
     a) a duly executed Securities Pledge Agreement in accordance with the terms of the Agency Agreement and in the same form as is set forth in Schedule "D" of the Agency Agreement; and
     b) those share certificates fully endorsed for transfer as more particularly described in Schedule "A" of the Securities Pledge Agreement.

3.03 The Escrow Agent acknowledges that AVL has delivered to it a duly executed Directors Resolution in the same form as is set forth in Schedule "C" of the Agency Agreement.

4.00 Escrow Agent's Obligations In Respect of the Promissory Note
     and the Final Note
-----------------------------------------------------------------

4.01 The Escrow Agent shall hold and deal with the Promissory Note in accordance with the following terms:
     (a) within 5 days after the amount of the Adjustment has been determined (in accordance with the terms of paragraphs 3.04(a) or (b) of the APA) and communicated to the Escrow Agent the Escrow Agent shall proceed as follows:
          (i) if after the Adjustment is determined, there is no reduction in the Purchase Price, then there shall be no changes made to the Promissory Note by the Escrow Agent; and
          (ii) if after the Adjustment is determined, there is a reduction in the Purchase Price, then the Escrow Agent shall amend the Promissory Note by reducing the Principal Amount (and, after taking into account any and all sums paid to the Shareholders pursuant to the Promissory Note up to and including the date of the Adjustment, any amortization schedules related thereto) by the amount of the Adjustment; and
     once done shall deliver the amended Promissory Note to AVL; or
     (a) if there has been a default in the payment or performance of the Promissory Note (the "Default") prior to the date of delivery thereof to AVL (in accordance with the terms of paragraph 4.01(a) hereof) and AVL has delivered a written notice of the Default to the Escrow Agent, then the Escrow Agent shall, subject to the terms of paragraph 4.03 hereof, deliver the Promissory Note to AVL.

4.02 The Escrow Agent shall make the Adjustment to the Promissory Note pursuant to or in accordance with: (i) a written authorization signed by Addison and AVL delivered to the Escrow Agent, which authorization shall set forth the amount of the Adjustment; or (ii) if no written authorization is received, a certified copy of a final judgment of a court of competent jurisdiction, provided, however, that a certified copy of a final judgment shall serve as a valid determination only if the time for appeal has expired and no appeal has been perfected or all appeals have been exhausted or no further right of appeal exists.

4.03 If there has been a Default of the Promissory Note, then the Escrow Agent shall deliver the Promissory Note to AVL in accordance with: (i) a written authorization signed by AVL delivered to the Escrow Agent, which authorization shall set forth that there has been a Default in the Promissory Note and the nature or amount of the Default; or (ii) if Addison is disputing the Default and has notified the Escrow Agent in writing that it has or intends to submit the dispute to a court of competent jurisdiction, a certified copy of a final judgment of a court of competent jurisdiction, provided, however, that a certified copy of a final judgment shall serve as a valid determination only if the time for appeal has expired and no appeal has been perfected or all appeals have been exhausted or no further right of appeal exists.

5.00 Escrow Agent's Obligations In Respect of the Securities Pledge Agreement and the Directors Resolution
-----------------------------------------------------------------------------

5.01 The Escrow Agent shall hold and deal with the Securities Pledge Agreement (along with any share certificates delivered therewith) and the Directors Resolution in accordance with the following terms:
     (a) if Addison notifies the Escrow Agent that AVL is in default of the performance of its obligations as set forth in the Agency Agreement (the "Default") and demands in writing that the Securities Pledge Agreement and Directors Resolution be released to it, then, subject to the terms of paragraph 5.02 hereof, the Escrow Agent shall forthwith deliver the Securities Pledge Agreement and the Directors Resolution to Addison, and once delivered, the Escrow Agent shall be released from any and all obligations concerning the Securities Pledge Agreement and the Directors Resolution; or
     (b) upon the termination of the Agency Agreement (in accordance with the terms thereof) and if no notice of default has been received by the Escrow Agent from Addison in accordance with the terms of paragraph 5.01(a), then the Escrow Agent shall deliver the Securities Pledge Agreement and the Directors Resolution to the Shareholders and AVL (as the case may be) and once delivered, the Escrow Agent shall be released from any and all obligations concerning the Securities Pledge Agreement and the Directors Resolution.

5.02 If there has been a Default of the Agency Agreement, then the Escrow Agent shall deliver the Securities Pledge Agreement and the Directors Resolution to Addison in accordance with: (i) a written authorization signed by the Addison delivered to the Escrow Agent, which authorization shall set forth that there has been a Default in the Agency Agreement and the nature or amount of the Default; or (ii) if AVL is disputing the Default and has notified the Escrow Agent in writing that it has or intends to submit the dispute to a court of competent jurisdiction, a certified copy of a final judgment of a court of competent jurisdiction, provided, however, that a certified copy of a final judgment shall serve as a valid determination only if the time for appeal has expired and no appeal has been perfected or all appeals have been exhausted or no further right of appeal exists.

6.00 Fees and Expenses.
-----------------------

6.01 The Escrow Agent shall be entitled to fees for its services under this Escrow Agreement and to reimbursement for all reasonable costs, charges and expenses (including reasonable attorney fees) incurred by it in connection therewith. Addison shall be responsible for the payment of such fees, costs, charges and expenses as and when incurred.


7.00 Limitations on Duties and Liabilities of the Escrow Agent.
---------------------------------------------------------------

7.01 Unless otherwise expressly provided in this Agreement, the Escrow Agent shall:
     a) not be held liable for any action taken or omitted under this Agreement so long as it shall have acted in good faith and without negligence;
     b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties under and pursuant to this Agreement; and
     c) be entitled to deem (unless it has actual knowledge to the contrary) the signatories of any documents or instruments submitted to it pursuant to this Agreement as being those purported to be authorized to sign such documents or instruments on behalf of the parties to this Agreement and shall be entitled to rely (unless it has actual knowledge to the contrary) upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind.

8.00 Resignation and Removal of the Escrow Agent.
-------------------------------------------------

8.01 The Escrow Agent may resign as such thirty (30) days following the giving of prior written notice thereof to Addison, AVL and the Shareholders. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior written notice to the Escrow Agent by Addison, AVL and the Shareholders. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor Escrow Agent has acknowledged its appointment as such as provided in paragraph 8.03 below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the items delivered to the Escrow Agent in accordance with the terms of Article 3.00 hereof (the "Property") to a successor Escrow Agent appointed by Addison, AVL and the Shareholders as evidenced by a written notice executed by Addison, AVL and the Shareholders and filed with the Escrow Agent.

8.02 If Addison, AVL and the Shareholders are unable to agree upon a successor Escrow Agent, or shall have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following the date of the notice of such resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties to this Agreement.

8.03 Upon acknowledgment by any successor Escrow Agent appointed in accordance with the foregoing provisions of this Section 8.00 of the receipt of the Property, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

9.00 Indemnification of the Escrow Agent.
-----------------------------------------

9.01 Addison, AVL and the Shareholders, or their respective successors and assigns, jointly and severally agree to indemnify and save and hold harmless the Escrow Agent and its successors and assigns of, from and against all losses, costs and expenses that the Escrow Agent shall sustain or incur as a result of the Escrow Agent's involvement as a party hereto in any litigation commenced prior to or after the termination of this Agreement, arising from the performance by the Escrow Agent of its duties and responsibilities under and pursuant to this Agreement that is not attributable in any manner, or to any extent, to any action taken, or omitted, by the Escrow Agent in connection with this Agreement in respect of which the Escrow Agent shall have been adjudged to have been negligent.

10.00 Termination of Escrow Fund.
---------------------------------

10.01 This Agreement (other than Sections 6.00 and 9.00) shall automatically terminate when all of the Property held by the Escrow Agent shall have been distributed, or otherwise disposed of, at any time while this Agreement remains in effect by the Escrow Agent in accordance with the terms of this Agreement.

11.00 Notices.
--------------

11.01 Any notice or other communication required or permitted hereunder shall be in writing and shall be considered delivered in all respects when it has been delivered by hand or overnight courier, by acknowledged facsimile transmission followed by the original mailed by certified mail, return receipt requested, or three (3) days after it is mailed by certified mail, return receipt requested, first class postage prepaid, addressed as follows:
     TO ADDISON:                Attn: Primo Podorieszach
                                355, 10333 Southport Road, SW
                                Calgary, Alberta, T2W 3X6
                                Fax: (250) 376-1782
     TO AVL                     1684 Church Point Lane
                                Virginia Beach,  VA, 23455
                                Attn:  Dena  Vinciguerra
     TO DV                      1684 Church Point Lane
                                Virginia Beach,  VA, 23455
     TO RW                      1208 Wickford Landing
                                Virginia Beach, VA, 23461
     TO THE ESCROW AGENT:       Demiantschuk Milley Burke & Hoffinger
                                1200, 1015 - 4th Street,  SW
                                Calgary,  Alberta,  T2R 1J4
                                Attn: Thomas Milley
                                Fax: (403) 263-8529
     or such other addresses as shall be similarly furnished in writing by such party.

12.00 Continuance of Agreement.
-------------------------------

12.01 This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

13.00 Applicable Law.
---------------------

13.01 This Agreement shall be governed by and construed under and in accordance with the laws of the Province of Alberta and the parties hereto agree to attorn and submit all disputes arising hereunder to the jurisdiction of the Court of Queen's Bench of Alberta. .

14.00 Counterparts.
-------------------

14.01 This Agreement may be exercised in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Each of the parties to this Agreement agrees that a signature affixed to a counterpart of this Agreement and delivered by facsimile by any person is intended to be its, his or her signature and shall be valid, binding and enforceable against such person.


IN WITNESS WHEREOF, the parties hereto has executed this Agreement as of the date and year first above written.


ADDISON YORK INSURANCE BROKERS, LTD.

Per: /s/ P. Podorieszach
     ----------------------------


AL VINCIGUERRA LTD.


Per: /s/ Dena Vinciguerra
     ----------------------------



/s/ Howard R. Sykes, Jr.                   /s/ Dena Vinciguerra
-----------------------------              ----------------------------
Witness                                    DENA VINCIGUERRA


/s/ Howard R. Sykes, Jr.                   /s/ Renee Woodard
-----------------------------              ----------------------------
Witness                                    RENEE WOODARD



DEMIANTSCHUK MILLEY BURKE & HOFFINGER


Per: /s/ Thomas Milley
     ----------------------------
     Thomas Milley

                                  SCHEDULE "M"

                             JOINT VENTURE AGENCIES


NONE

                                  SCHEDULE "N"

         AVL'S EXISTING CARRIER APPOINTMENTS WITH A B+ OR HIGHER RATING

                                  SCHEDULE "O"

                                 PROMISSORY NOTE


The indebtedness evidenced by this Promissory Note and any lien or security interest in connection therewith are subordinate to certain other indebtedness and security interests in accordance with a Debt Subordination and Intercreditor Agreement dated as of August 31st, 2004, and made between Addison York Insurance Brokers Ltd., Anthony Clark International Insurance Brokers Ltd., the Kabaker Family Trust of July 1998, Al Vinciguerra Ltd., Emmett Lescroart, FCC, LLC and Oak Street Funding LLC, as amended from time to time (the (Intercreditor Agreement"). If there is a conflict between the terms of this Agreement and the Intercreditor Agreement, then the terms of the Intercreditor Agreement shall prevail.


                                 PROMISSORY NOTE


FOR VALUE RECEIVED the undersigned Promissor, ADDISON YORK INSURANCE BROKERS, LTD., a Delaware corporation, promises to pay to the AL VINCIGUERRA LTD. ("AVL"), the sum of ONE MILLION ($1,000,000) US DOLLARS (hereinafter called the "Principal Amount") together with interest thereon at the rate of SEVEN (7%) PERCENT interest per annum, calculated and compounded annually, not in advance, both before and after maturity. Subject to the terms hereof, the Principal Amount along with the accrued interest thereon as aforesaid shall be repaid in monthly installments (the "Installments") in accordance with the amortization schedule attached as Schedule "A" hereto and forming a part hereof (the "Amortization Schedule") beginning on the 1st day of October, 2004, to and until the 31st day of September, 2009 (the "Maturity Date") when all amounts outstanding shall become due and payable.

AVL acknowledges and agrees that, the Principal Amount is subject to Adjustment as is more particularly set forth in Article 3.00 of the Asset Purchase Agreement dated effective the 31st day of August, 2004, and made between the Promissor, AVL, Dena Vinciguerra and Renee Woodard.

AVL acknowledges and agrees that any charge against the assets of the Promissor which may be created by this instrument is subject to the terms of a Subordination Agreement dated the 31st day of August, 2004 and made between the Promissor and AVL and is, inter alia, subordinate to all present and future Senior Debt (as defined in the Subordination Agreement) of the Promissor.

AVL acknowledges and agrees that, at the option of the Promissor, the Principal Amount (or any part thereof) along with all accrued interest thereon are repayable without notice or bonus at any time prior to the Maturity Date.

If any deficiency in any payment due under this note is not made good within thirty (30) days of the due date of such payment, the entire principal sum and accrued interest shall at once become due and payable without notice at the option of the holder of this note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

The Promissor agrees to pay all costs of collection, including a reasonable fattorney's fee, in the event of default in payment of principal or interest when due, or the event of the bankruptcy or receivership of the Promissor.

The Promissor waives presentment for payment, notice of protest, demand for payment and notice of non-payment. This Note shall be construed according to and governed by the laws of the State of Virginia.

DATED at the City of Kamloops, in the Province of British Columbia this 31st day of August, 2004.


ADDISON YORK INSURANCE BROKERS, LTD.


Per: /s/ P. Podorieszach
     ----------------------------

                                  SCHEDULE "P"

                                AGENCY AGREEMENT



THIS AGENCY AGREEMENT IS MADE EFFECTIVE THE 31st DAY OF August, 2004

BETWEEN:

                       ADDISON YORK INSURANCE BROKERS LTD.
                  a body corporate incorporated pursuant to the
                          laws of the State of Delaware
                       (hereinafter referred to as "AYI")

                                     - and -

                               AL VINCIGUERRA LTD.
                          a body corporate incorporated
                  pursuant to the laws of the State of Virginia
                       (hereinafter referred to as "AVL")

                                     - and -

                                DENA VINCIGUERRA
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                        (hereinafter referred to as "DV")

                                     - and -

                                  RENEE WOODARD
                    a resident of the City of Virginia Beach
                            in the State of Virginia
                       (hereinafter referred to as "RW")


WHEREAS AYI, AVL, DV and RW (DV and RW are together referred to herein as the "Shareholders") have made, executed and delivered a certain Asset Purchase Agreement dated as of August 31st, 2004 (the "APA").

AND WHEREAS as at the date of the APA, AYI may not have obtained all of the necessary regulatory approvals to operate as an insurance broker or agent in the State of Virginia and AYI has not obtained all of the Carrier Appointments from those carriers listed in Schedule "N" of the APA.

AND WHEREAS pursuant to the terms of the APA, AVL has agreed to enter into this Agency Agreement in order to allow AYI to process its clients insurance policies through AVL, whereby AYI shall receive all revenues therefrom and shall pay all of AVL's reasonable out of pocket expenses and costs associated therewith in accordance with the terms hereof.

AND WHEREAS the Shareholders have agreed to enter into this Agency Agreement and the Securities Pledge Agreement (attached as Schedule "D" hereto) as additional security for the performance of AVL's obligations to AYI under the Agency Agreement.

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises,   covenants  and
agreements contained herein and in the APA, the parties hereto agree as follows:

1.00 DEFINITIONS

1.01 Any word, term or phrase that is defined in the APA and not otherwise defined herein shall, when used as a defined term in this Agreement, have the same meaning that each respectively has when used as a defined term in the APA.

1.02 The following are the Schedules which are to be attached to and are incorporated into this Agreement by reference and are deemed to be a part hereof:
     a)   Schedule "A" Budget;
     b)   Schedule "B" Bank Accounts;
     c)   Schedule "C" Director's Resolution;
     d)   Schedule "D" Securities Pledge Agreement; and
     e)   Schedule "E" Employees;

2.00 WARRANTIES AS TO LICENCE

2.01 AVL for the benefit of AYI represents, warrants and covenants that:
     a) AVL holds all the licenses and permits required for an agent and an agency in the State of Virginia;
     b) the employees of AVL hold all applicable licenses and permits required for the performance of their duties as insurance brokers or otherwise;
     c) AVL and its employees will maintain in good standing throughout the Term of this Agreement, all the licenses and permits referred to in paragraphs 2.01(a) and (b);
     d) AVL will not knowingly or negligently do, or omit to do, anything that results in, or is likely to result in, the suspension or revocation of such licenses or permits, during the Term of this Agreement;
     e) AVL shall maintain the appropriate trust accounts and account balances all in accordance with the laws, rules and regulations governing the operation of an insurance agency and brokerage in the State of Virginia; and
     f) AVL shall maintain in good standing its Carrier Appointment Contracts with those insurance carriers or wholesalers set forth on Schedule "N" of the APA and any other carrier or wholesaler appointments acquired during the Term hereof.

3.00 WORKING RELATIONSHIP OF AVL AND AYI

3.01 Except as otherwise specifically authorized by AYI in writing, AVL shall, for the sole and exclusive benefit of AYI and for the benefit of no other person(s) whatsoever, market, sell, distribute, place and write general insurance products to those persons set forth in the Client Files and to any and all other potential customers who may wish to purchase general insurance products.

3.02 AYI shall, during the Term of this Agreement, and to the extent required to enable AVL to function as an agent or broker, provide without charge to AVL, the basic office space and equipment, required for the administration of functioning of AVL as an agent or broker. AYI shall not be required to furnish the same for the conduct of any other business of AVL than the business of an insurance agent or broker.

3.03 AYI shall, during the Term of this Agreement, and to the extent required to enable AVL to function as an agent or broker, provide without charge to AVL, the office equipment, required for the administration of functioning of AVL as an agent or broker. AYI shall not be required to furnish the same for the conduct of any other business of AVL than the business of an insurance agent or broker pursuant to the terms of this agreement.

3.04 Subject to the terms and conditions set forth herein and to AYI's prior approval of all staffing levels, salaries and benefits, AVL shall, during the Term of this Agreement, provide all necessary insurance sales and brokerage, clerical and stenographic services, required for the administration and functioning of AVL as an agent or broker.

3.05 AVL shall assure that all files, computer records, and accounting records kept by AVL and all other internal operating systems of AVL are marked or designated to indicate which documents, matters and entries pertain to Client Files. AVL shall maintain a software system that is capable of generating reports listing all of the Client Files and basic related information.

3.06 Upon the request of AYI, AVL shall, in a timely fashion, provide to AYI any and all reports, financial statements, bank reconciliations, contracts, agreements, memorandums or other documents of any nature or kind whatsoever concerning the Business or Purchased Assets, including the monthly financial statements of the Business which shall be delivered to AYI within 15 days of the end of the month. In addition, AVL shall permit AYI and its employees, agents, professional advisors, counsel and accountants or other representatives to have access to all of the books, accounts, records, agreements, contracts, documents, instruments and other data of AVL (including, without limitation, all corporate, business and accounting records of AVL) and AVL shall furnish to AYI such financial and operating data, agreements, contracts, documents, instruments, and other materials and information with respect to AVL or the Business and the Purchased Assets as AYI shall from time to time request.

3.07 AYI shall be responsible for the following reasonable and provable expenses of AVL:
     a) all out of pocket expenses with respect to the operation of the Business;

     b) all of the costs and expenses incurred by AVL in respect of those matters set forth in paragraph 3.04;
     c) all required license fees and other required regulatory fees necessary to maintain AVL's status as an insurance agency or brokerage under the laws of the State of Virginia or under the rules of any professional or regulatory or licensing body having jurisdiction over the affairs of AVL or an insurance agency or brokerage in general; and
     d) other reasonable and necessary operational expenses incurred in the normal day to day operation of the Business.
     All as set forth in the budget (the "Budget") attached as Schedule "A" hereto and forming a part hereof. AVL warrants and agrees that it must obtain the written consent of AYI prior to making any capital expenditures or other expenditures in excess of the amounts set forth in the Budget in respect of the better operation of the Business or the servicing of the Client Files for which it intends to hold AYI responsible for the payment thereof.

3.08 AVL represents and warrants to AYI that it will conduct its operations as an insurance agency or broker in accordance with the established norms and customs of the insurance industry and will operate the Business and service the Client Files as would a prudent operator handling such matters.

3.09 AVL represents and warrants to AYI that it shall, process the revenues received by it and pay the expenses incurred from the Business and Client Files through its general and trust bank accounts as more fully described in Schedule "B" attached hereto and forming a part hereof (the "Accounts"). Subject to the normal and reasonable controls placed on such Accounts by the relevant banking institution, AVL agrees that AYI shall have the right to impose its own controls over the Accounts, to designate the signing officers on the Accounts and to change the signing officers on the Account from time to time as AYI deems prudent and necessary. In order to give effect to the foregoing, AVL further agrees to execute the directors resolution (the "Directors Resolution") attached as Schedule "C" hereto and forming a part hereof and deliver the same to the Escrow Agent.

3.10 The Shareholders hereby agree to execute the Securities Pledge Agreement attached as Schedule "D" hereto and deliver the same to the Escrow Agent to be held by the Escrow Agent and dealt with by the Escrow Agent in accordance with the following terms:
     (a) if AVL is in default of the performance of its obligations as set forth in this Agreement and AYI notifies the Escrow Agent of that default and demands in writing that the Securities Pledge Agreement and Directors Resolution be released to them, then the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, deliver the Securities Pledge Agreement and the Directors Resolution to AYI, and once delivered, the Escrow Agent shall be released from any and all obligations concerning the Securities Pledge Agreement and the Directors Resolution; or

     (b) upon the termination of this Agreement and if no notice of default has been received by the Escrow Agent from AYI in accordance with the terms of sub-paragraph (a), then the Escrow Agent shall deliver the Securities Pledge Agreement and the Directors Resolution to the Shareholders and once delivered, the Escrow Agent shall be released from any and all obligations concerning the Securities Pledge Agreement and the Directors Resolution. (a)

4.00 OWNERSHIP OF CLIENT FILES AND REVENUES THEREFROM

4.01 AVL acknowledges and agrees that the Client Files and all associated tangible and intangible property, rights and choses in action associated therewith are and shall remain the sole and exclusive domain and personal property of AYI whether such files or documents therein or associated rights bear or include the name of AVL or any other trade name or style of or associated with AVL.

4.02 Subject to the interests of any joint venture agencies set forth in Schedule "M" of the APA and any new joint venture interests which may be agreed to by AYI after the date hereof, AVL further acknowledges that any new client files or insurance business originated by AVL or AYI or their personnel from and after the date hereof and all associated tangible and intangible property rights and choses in action shall be and will remain the sole and exclusive domain and personal property of AYI, whether such files or documents therein or associated rights bear or include the name of AVL or any other trade name or style of or associated with AVL and shall form part of the Client Files.

4.03 Any and all commissions, fees, interest income earned on the Accounts or otherwise, contingency fees or other revenues of any kind nature or description whatsoever received by AVL in connection with any Client File or the Business shall be the sole and exclusive property of AYI (such commissions, fees, interest income, contingency fees or revenues of any kind nature or description whatsoever being referred to hereafter as the "Revenues".

4.05 AVL shall, immediately upon the demand of AYI, pay to AYI any and all sums due and owing to AYI pursuant to the terms of this Agreement.

5.00 TERM OF AGREEMENT

5.01 This Agreement shall be terminated upon the occurrence of the earliest of the following events:
     a)   the date upon which AYI obtains:
          i) all of the necessary regulatory approvals to operate as an insurance broker or agent in the State of Virginia;
          ii) all of the necessary regulatory approvals in respect of the Assignment of employees to AYI; and
          iii) all of the Carrier Appointments from those carriers listed in Schedule "N" of the APA (or such lesser number of Carrier Appointments which may be satisfactory to AYI in its sole and unfettered discretion); or

     b)   the 31st day of December, 2024; or
     c) the date that AYI delivers written notice to AVL that it is terminating this Agreement; (the "Term").

5.02 Immediately upon the termination of this Agreement AVL hereby agrees to:
     a) assign all of its right title and interest in and to any and all employment agreements, non-competition agreements and confidentiality agreements which it may have with those employees set forth on Schedule "E" attached hereto and forming a part hereof and with any other employee not listed on Schedule "E" but who may be employed by AVL at the time of termination of this Agreement. Notwithstanding the foregoing, AYI, in its sole and unfettered discretion, retains the right not to accept the assignment of any particular employee's agreement; and
     b) pay over to AYI any and all monies remaining in the Accounts which are or will become due and owing to AYI pursuant to the terms of this Agreement

5.03 It is  further  agreed  by AYI  and  AVL  that  after  termination  of this contract:
     a) AYI agrees to allow AVL to retain copies from such files of those documents which by operation of law or in accordance with the regulatory requirements either of the insurance licensing agencies or of licensing or agency agreements with insurers, AVL may be specifically obliged to retain; and
     b) AVL further warrants that he will keep the files available and intact and in order for the Government and insurance industries prescribed time limits and that he will produce and make available all files, papers and information that he possesses, in order to assist AYI in any future query or disputes regarding the Client Files.

6.00 ERRORS AND OMISSIONS AND OTHER INSURANCE

6.01 During the Term hereof, AVL represents and warrants that it shall place and will keep in effect and in good standing the following insurance coverages for the benefit of AYI:
     a) an Errors & Omission policy covering AVL with such coverage and limits as shall be approved by AYI in its sole discretion;
     b) proper and adequate coverage with respect to the Client Files and Fixed Assets of AYI with such coverage and limits as shall be approved by AYI in its sole discretion;
     c) proper and adequate coverage with respect to the Business, the Premises and the operations of an insurance agency thereon with such coverage and limits as shall be approved by AYI in its sole discretion; and
     d) any other forms of insurance which AYI may require from time to time in its sole discretion with such coverage and limits as shall be approved by AYI.

6.02 AYI shall be responsible for the payment of all costs and expenses related to the placement of the insurance matters set forth in paragraph 6.01

6.03 If after the date hereof and until the termination hereof, there is an errors or omissions ("E&O") claim made against AVL in respect of the Client Files, then AYI shall pay all costs up to the deductible portion on AVL's E&O policy, including any reasonable legal expenses incurred thereon.

6.04 AVL shall notify AYI immediately of any possible claim or occurrence that could cause an E&O claim against AVL, and AVL agrees that AYI, at its sole and unfettered discretion shall have conduct of the action in respect of the claim or occurrence and AVL shall provide its full cooperation to AYI in respect of the claim or occurrence.

7.00 GENERAL

7.01 Notices to be given under this Agreement shall be given in writing to the Parties at the following respective addresses, namely:
     TO AYI:  355, 10333 Southport Road, SW
              Calgary, Alberta, T2W 3X6
              Attn: Primo Podorieszach
     TO AVL:  1684 Church Point Lane
              Virginia Beach, VA, 23455
              Attn: Dena Vinciguerra
     TO DV:   1684 Church Point Lane
              Virginia Beach, VA, 23455
     TO RW:   1208 Wickford Landing
              Virginia Beach, VA, 23461
     or to such address as any Party may for itself stipulate by written notice in accordance with this paragraph 7.01, and any notice so sent by single, or double registered mail shall be deemed received on the seventh (7) day following such posting unless the contrary be proved, the burden of such proof being that of the person whose receipt of such notice in question.

7.02 This agreement shall be governed by, and be construed in accordance with, the laws of the State of Virginia. In addition, the parties hereto waive trail by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of Virginia.

7.03 The Recitals herein form part of this Agreement in as full and effective a manner as if incorporated herein as numbered clauses.

7.04 Should any clause or other portion of this Agreement be declared illegal, void, invalid, or inoperative by any competent Court, then this Agreement shall be read as if such impugned clause or portion had never been included in the Agreement, and so as to give the Agreement as full and forceful a reading as possible consistent with the deletion of such impugned clause or portion.

7.05 In this Agreement, the masculine shall include the feminine and vice versa, the personal the impersonal and vice versa, the individual the corporate and vice versa, and the singular the plural and vice versa, all as the context may require.

7.06 No purported amendment to, variation of, or departure from or indulgence of any term of, this Agreement shall be of any force or effect whatever unless and until evidence in writing and that writing executed by all the Parties hereto in the same fashion as the execution hereof.

7.07 This Agreement may not be assigned by AVL or the Shareholders without the prior written consent of AYI, which consent may be unreasonably withheld.

7.08 Each Party agrees for the benefit of the other to do all things and to execute all documents which may reasonably be required in order to give effect to this Agreement.

IN WITNESS WHEREOF the Parties hereto have hereunder caused to be set hands and seals as at the date first above written.

ADDISON YORK INSURANCE BROKERS, LTD.

Per: /s/ P. Podorieszach
     ----------------------------


AL VINCIGUERRA LTD.


Per: /s/ Dena Vinciguerra
     ----------------------------


/s/ Howard R. Sykes, Jr.                   /s/ Dena Vinciguerra
-----------------------------              ----------------------------
Witness                                    DENA VINCIGUERRA


/s/ Howard R. Sykes, Jr.                   /s/ Renee Woodard
-----------------------------              ----------------------------
Witness                                    RENEE WOODARD

                                  SCHEDULE "A"

                                     BUDGET

                                  SCHEDULE "B"

                                  BANK ACCOUNTS

                                  SCHEDULE "C"

                              DIRECTORS RESOLUTION

                                  SCHEDULE "D"

                           SECURITIES PLEDGE AGREEMENT

                                  SCHEDULE "E"

                                EMPLOYEES OF AVL

                                  SCHEDULE "Q

                              AVL ESCROW AGREEMENT




                                ESCROW AGREEMENT
                                ----------------


THIS ESCROW AGREEMENT ("Agreement") is made as of the 31st day of August, 2004.


BETWEEN:

                      ADDISON YORK INSURANCE BROKERS, LTD.
               a body corporate incorporated pursuant to the laws
                            of the State of Delaware,
                   (hereinafter referred to as the "Addison")

                                       and

                               AL VINCIGUERRA LTD.
                          a body corporate incorporated
                  pursuant to the laws of the State of Virginia
                       (hereinafter referred to as "AVL")

                                       and

                        SYKES, BOURDON, AHERN & LEVY, PC
                              (the "Escrow Agent")


WHEREAS Addison, AVL, Dena Vinciguerra and Renee Woodard have made, executed and delivered an Asset Purchase Agreement dated effective August 31st, 2004 (the "APA"), a copy of which has been delivered to the Escrow Agent for reference purposes.

AND WHEREAS the terms of the APA provide that on the Closing Date Addison shall deliver to the Escrow Agent a the sum of $500,000.

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises,   covenants  and
agreements contained herein and in the Asset Purchase Agreement, the parties hereto agree as follows:

1.00 Interpretation
-------------------

1.01 "Adverse Event"means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs or any other circumstances which would provide Addison with a right of indemnity pursuant to Article 6.00 of the APA.

1.02 "Notice of Adverse Event"means the notice set forth in Article 4.00 which may be sent by Addison to the Escrow Agent, which notice shall be in writing and shall set forth the nature of the Adverse Event, the approximate date of occurrence of the Adverse Event and the approximate or actual costs of the Adverse Event if known to Addison.

1.02 Any word, term or phrase that is defined in the APA and not otherwise defined herein shall, when used as a defined term in this Agreement, have the same meaning that each respectively has when used as a defined term in the APA.


2.00 Appointment of the Escrow Agent.
-------------------------------------

2.01 Addison and AVL hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the Escrow Agent under and pursuant to this Agreement. The Escrow Agent also acknowledges receipt of an executed copy of the APA.


3.00 Delivery of Funds to the Escrow Agent
------------------------------------------

3.01 The Escrow Agent acknowledges that Addison has delivered to the Escrow Agent the sum of $500,000 (the "Funds").


4.00 Escrow Agent's Obligations In Respect of the Funds
-------------------------------------------------------

4.01 The Escrow Agent shall hold and deal with the Funds in accordance with the following terms:

     (a) If the Escrow Agent has not received a Notice of Adverse Event from Addison on or before the 5th day of October, 2004, then the Escrow Agent shall release the sum of $100,000 to AVL;

     (a) If the Escrow Agent has not received a Notice of Adverse Event from Addison on or before the 5th day of November, 2004, then the Escrow Agent shall release the sum of $100,000 to AVL;

     (a) If the Escrow Agent has not received a Notice of Adverse Event from Addison on or before the 5th day of December, 2004, then the Escrow Agent shall release the sum of $100,000 to AVL;

     (a) If the Escrow Agent has not received a Notice of Adverse Event from Addison on or before the 5th day of January, 2005, then the Escrow Agent shall release the sum of $100,000 to AVL;

     (a) If the Escrow Agent has not received a Notice of Adverse Event from Addison on or before the 5th day of February, 2005, then the Escrow Agent shall release the sum of $100,000 to AVL;

     (a) if, at any time prior to the full payout of the Funds as set forth in sub-paragraphs 4.01(a) to (e), the Escrow Agent receives a Notice of Adverse Event, then it shall: (i) immediately notify AVL in respect of the same; and (ii) hold back from release to AVL the amount of the approximate or actual costs of the Adverse Event as specified in the Notice of Adverse Event and shall, in 10 days after the receipt of the Notice of Adverse Event, pay such sum to Addison, or if the approximate or actual costs of the Adverse Event are not known to Addison then it shall hold back any further releases from the Funds until such costs can be determined and, it shall, in 10 days after such determination is made, remit such sum to Addison; and

     (a) if, after the Escrow Agent notifies AVL of its receipt of a Notice of Adverse Event from Addison and prior to the release of monies to Addison as set forth in sub-paragraph 4.01(f), AVL notifies the Escrow Agent in writing that it is disputing the Notice of Adverse Event and that it has or intends to submit the dispute to a court of competent jurisdiction, then the Escrow Agent shall not release any further monies or make any further disbursements from the Funds to Addison or AVL until it has received a certified copy of a final judgment of a court of competent jurisdiction settling the dispute, provided, however, that a certified copy of a final judgment shall serve as a valid determination only if the time for appeal has expired and no appeal has been perfected or all appeals have been exhausted or no further right of appeal exists.


5.00 Fees and Expenses.
-----------------------

5.01 The Escrow Agent shall be entitled to fees for its services under this Escrow Agreement and to reimbursement for all reasonable costs, charges and expenses (including reasonable attorney fees) incurred by it in connection therewith. AVL shall be responsible for the payment of such fees, costs, charges and expenses as and when incurred.


6.00 Limitations on Duties and Liabilities of the Escrow Agent.
---------------------------------------------------------------

6.01 Unless otherwise expressly provided in this Agreement, the Escrow Agent shall:
     a) not be held liable for any action taken or omitted under this Agreement so long as it shall have acted in good faith and without negligence;
     b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties under and pursuant to this Agreement; and
     c) be entitled to deem (unless it has actual knowledge to the contrary) the signatories of any documents or instruments submitted to it pursuant to this Agreement as being those purported to be authorized to sign such documents or instruments on behalf of the parties to this Agreement and shall be entitled to rely

          (unless it has actual knowledge to the contrary) upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind.


7.00 Resignation and Removal of the Escrow Agent.
-------------------------------------------------

7.01 The Escrow Agent may resign as such thirty (30) days following the giving of prior written notice thereof to Addison and AVL. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior written notice to the Escrow Agent by Addison and AVL. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor Escrow Agent has acknowledged its appointment as such as provided in paragraph 7.03 below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the Funds (or such amount as may be remaining) delivered to the Escrow Agent in accordance with the terms of Article 3.00 hereof to a successor Escrow Agent appointed by Addison and AVL as evidenced by a written notice executed by Addison and AVL and filed with the Escrow Agent.

7.02 If Addison and AVL are unable to agree upon a successor Escrow Agent, or shall have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following the date of the notice of such resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties to this Agreement.

7.03 Upon acknowledgment by any successor Escrow Agent appointed in accordance with the foregoing provisions of this Section 7.00 of the receipt of the Funds (or such amount as may be remaining), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.


8.00 Indemnification of the Escrow Agent.
-----------------------------------------

8.01 Addison and AVL, or their respective successors and assigns, jointly and severally agree to indemnify and save and hold harmless the Escrow Agent and its successors and assigns of, from and against all losses, costs and expenses that the Escrow Agent shall sustain or incur as a result of the Escrow Agent's involvement as a party hereto in any litigation commenced prior to or after the termination of this Agreement, arising from the performance by the Escrow Agent of its duties and responsibilities under and pursuant to this Agreement that is not attributable in any manner, or to any extent, to any action taken, or omitted, by the Escrow Agent in connection with this Agreement in respect of which the Escrow Agent shall have been adjudged to have been negligent.


9.00 Termination of Escrow Fund.
--------------------------------

9.01 This Agreement (other than Sections 5.00 and 8.00) shall automatically terminate when all of the Funds held by the Escrow Agent shall have been distributed, or otherwise disposed of, at any time while this Agreement remains in effect by the Escrow Agent in accordance with the terms of this Agreement.


10.00 Notices.
--------------

10.01 Any notice or other communication required or permitted hereunder shall be in writing and shall be considered delivered in all respects when it has been delivered by hand or overnight courier, by acknowledged facsimile transmission followed by the original mailed by certified mail, return receipt requested, or three (3) days after it is mailed by certified mail, return receipt requested, first class postage prepaid, addressed as follows:
     TO ADDISON:                     Attn: Primo Podorieszach
                                     355, 10333 Southport Road, SW
                                     Calgary, Alberta, T2W 3X6
                                     Fax: (250) 376-1782
     TO AVL                          1684 Church Point Lane
                                     Virginia Beach, VA, 23455
                                     Attn: Dena Vinciguerra
     TO THE ESCROW AGENT:            Sykes, Bourdon, Ahern & Levy, PC
                                     Pembroke One Building
                                     5th Floor, 281 Independence Blvd.
                                     Virginia Beach, VA, 23462
                                     Attn: Howard Sykes
                                     Fax: (757) 456-5445
     or such other addresses as shall be similarly furnished in writing by such party.


11.00 Continuance of Agreement.
-------------------------------

11.01 This Agreement shall be binding upon the parties hereto and their respective successors and assigns.



12.00 Applicable Law.
---------------------

12.01 This Agreement shall be governed by and construed under and in accordance with the laws of the State of Virginia and the parties hereto agree to attorn and submit all disputes arising hereunder to the jurisdiction of the Courts of the State of Virginia.


13.00 Counterparts.
-------------------

13.01 This Agreement may be exercised in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Each of the parties to this Agreement agrees that a signature affixed to a counterpart of this Agreement and delivered by facsimile by any person is intended to be its, his or her signature and shall be valid, binding and enforceable against such person.

IN WITNESS WHEREOF, the parties hereto has executed this Agreement as of the date and year first above written.


ADDISON YORK INSURANCE BROKERS, LTD.

Per: /s/ P. Podorieszach
     ----------------------------


AL VINCIGUERRA LTD.


Per: /s/ Dena Vinciguerra
     ----------------------------


SYKES, BOURDON, AHERN & LEVY, PC


Per: /s/ Howard Sykes
     ----------------------------
     Howard Sykes

                                  SCHEDULE "R"

                  SUBORDINATION AGREEMENT AND POWER OF ATTORNEY



THIS SUBORDINATION AGREEMENT IS MADE EFFECTIVE THE 31st DAY OF AUGUST, 2004

BETWEEN:

                       ADDISON YORK INSURANCE BROKERS LTD.
                  a body corporate incorporated pursuant to the
                          laws of the State of Delaware
                       (hereinafter referred to as "AYI")

                                     - and -

                               AL VINCIGUERRA LTD.
                          a body corporate incorporated
                  pursuant to the laws of the State of Virginia
                       (hereinafter referred to as "AVL")


WHEREAS AYI, AVL, Dena Vinciguerra and Renee Woodard have made, executed and delivered a certain Asset Purchase Agreement dated Effective as of August 31st, 2004 (the "APA").

AND WHEREAS pursuant to the APA, AVL is to receive a promissory note (the "Note") from AYI and AYI has agreed to provide a security interest to AVL as security for the performance of AYI's obligations under the Note;

AND WHEREAS AYI has agreed to execute and provide to AVL a Security Agreement (in the same form as Schedule "U" to the APA;

AND WHEREAS pursuant to the terms of the APA, AVL has agreed to subordinate the Note and Security Agreement (collectively referred to herein as the "Security Documents") to any and all senior indebtedness, whether present or future, which has been or may be obtained by AYI now or at any time into the future

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants herein contained and in consideration of the sum of FIVE ($5.00) DOLLARS now paid by AYI to AVL (receipt of and sufficiency of which is hereby acknowledged) and for other good and valuable consideration the parties hereto and hereby agree as follows:

1. Any word, term or phrase that is defined in the APA and not otherwise defined herein shall, when used as a defined term in this Agreement, have the same meaning that each respectively has when used as a defined term in the APA.

2. "Senior Indebtedness" means, without limiting the generality of the foregoing, the principal of and interest on any and all:
     (c)  operating lines of credit for AYI;
     (d) financing for the purpose of growing and expanding AYI and to provide additional capital for brokerage acquisitions or other insurance related assets; or
     (e) any and all sums, debts or obligations owing now or at any time hereafter and from time to time to FCC LLC, Oak Street Funding LLC or Emmett Lescroart.
     which are, may be or may become required by AYI, at present or at any time into the future.

3. AVL covenants and agrees that the Security Documents are secured obligations of AYI ranking subordinate to any and all Senior Indebtedness of AYI, present or future, whether secured or unsecured, and without limiting the generality of the foregoing, the Security Documents shall be subordinate to any and all Senior Indebtedness which may be or become required by AYI at present or at any time into the future. So long as no default shall have occurred in the Security Documents and be continuing, AVL does hereby covenant and agree with AYI, that Primo Podorieszach (or the then Chief Executive Officer of AYI), acting reasonably and in good faith, is unconditionally and irrevocably authorized and empowered, without further authorization or direction from AVL, to postpone and subordinate the Security Documents, to and in favour of AYI's principal lender providing Senior Indebtedness to AYI, from time to time, and AVL hereby irrevocably nominates and appoints Primo Podorieszach as its agent and lawful Power of Attorney with respect to the execution, delivery and registration of any and all documents which may be or become required pursuant to the terms of this Agreement.

3. AVL agrees to execute and deliver to AYI the Limited Irrevocable Power of Attorney (attached as Schedule "A" hereto and forming a part hereof) appointing Primo Podorieszach (or the then Chief Executive Office of AYI) as its agent and lawful attorney to act in accordance with the terms hereof and thereof. In addition, AVL does hereby covenant and agree to execute and deliver such other agreements and instruments of postponement from time to time as may be requested by AYI and required to better carry out the true intent and meaning of this Agreement.

3. AVL covenants and agrees that the performance of the obligations and the payment of the principal and interest on the Security Documents are hereby expressly subordinated and subrogated in right of payment to the prior payment in full of all Senior Indebtedness of AYI.

3. Notices to be given under this Agreement shall be given in writing to the Parties at the following respective addresses, namely:
     TO AYI:           Addison York Insurance Brokers, Ltd.
                       355, 10333 Southport Road, SW
                       Calgary, Alberta, T2W 3X6
                       Attn: Primo Podorieszach
     TO AVL:           1684 Church Point Lane
                       Virginia Beach, VA, 23455
                       Attn: Dena Vinciguerra
     or to such address as any Party may for itself stipulate by written notice in accordance with this paragraph 6, and any notice so sent by single, or double registered mail shall be deemed received on the seventh (7) day following such posting unless the contrary be proved, the burden of such proof being that of the person whose receipt of such notice in question.

7. This agreement shall be governed by, and be construed in accordance with, the laws of the State of Virginia. In addition, the parties hereto waive trail by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of Virginia.

8. The Recitals herein form part of this Agreement in as full and effective a manner as if incorporated herein as numbered clauses.

9. Should any clause or other portion of this Agreement be declared illegal, void, invalid, or inoperative by any competent Court, then this Agreement shall be read as if such impugned clause or portion had never been included in the Agreement, and so as to give the Agreement as full and forceful a reading as possible consistent with the deletion of such impugned clause or portion.

10. In this Agreement, the masculine shall include the feminine and vice versa, the personal the impersonal and vice versa, the individual the corporate and vice versa, and the singular the plural and vice versa, all as the context may require.

11. No purported amendment to, variation of, or departure from or indulgence of any term of, this Agreement shall be of any force or effect whatever unless and until evidence in writing and that writing executed by all the Parties hereto in the same fashion as the execution hereof.

12. Each party shall, at the request of any party, from time to time and at all times hereafter, execute and deliver all deeds, documents in writing and do all acts and things as may be required to carry out the true intended meaning of this Agreement.


IN WITNESS WHEREOF the Parties hereto have hereunder caused to be set hands and seals as at the date first above written.


ADDISON YORK INSURANCE BROKERS, LTD.

Per: /s/ P. Podorieszach
     ----------------------------


AL VINCIGUERRA LTD.


Per: /s/ Dena Vinciguerra
     ----------------------------

                            SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT THE UNDERSIGNED

AL VINCIGUERRA LTD. DOES HEREBY make, nominate, constitute and appoint Primo Podorieszach (or the current Chief Executive Office of Addison York Insurance Brokers Ltd. if the same is not Primo Podorieszach) as the undersigned's True and Lawful Attorney for the undersigned and in the name, place and stead and for the sole use and benefit to act as agent for the undersigned as described and set out in the Subordination Agreement between it and Addison York Insurance Brokers, Ltd. dated August 31st, 2004 and to take all steps as agent as required by the Subordination Agreement, including but not limited to, any postponements that need to be executed pursuant to Senior Indebtedness as set out in the Subordination Agreement.

And for all and every of the purposes aforesaid DO HEREBY GIVE AND GRANT unto Primo Podorieszach (or the current Chief Executive Office of Addison York Insurance Brokers Ltd. if the same is not Primo Podorieszach), the said Attorney, full and absolute power and authority to do and execute all acts, deeds, matters and things necessary to be done in and about the premises.


IN WITNESS WHEREOF the proper signing officer of the undersigned has hereunto set its hand and seal this ____ day of August, 2004.

AL VINCIGUERRA LTD.


Per: /s/ Dena Vinciguerra
     ----------------------------

                                  SCHEDULE "S"

                                AVL'S LIABILITIES


NONE EXCEPT AS DISCLOSED ON ITS MOST RECENT FISCAL MONTH END BALANCE SHEET DATED JUNE 30, 2004

                                  SCHEDULE "T"

                                 EXCLUDED ASSETS



NONE

                                  SCHEDULE "U"

                               SECURITY AGREEMENT





The indebtedness evidenced by this Security Agreement and any lien or security interest in connection therewith are subordinate to certain other indebtedness and security interests in accordance with that certain Debt Subordination and Intercreditor Agreement dated as of August 31st, 2004 among Addison York
Insurance Brokers Ltd., Anthony Clark International Insurance Brokers Ltd., Emmett Lescroart, Al Vinciguerra Ltd., the Kabaker Family Trust of July 1998, FCC, LLC, and Oak Street Funding LLC, as amended from time to time (the "Intercreditor Agreement"), in the event that there is a conflict between the terms of this Security Agreement and the Intercreditor Agreement, then the terms of the Intercreditor Agreement shall prevail.

                               SECURITY AGREEMENT
                               ------------------

This Security Agreement (the "Agreement") is entered into as of August 31st, 2004 by and between Addison York Insurance Brokers, Ltd. A Delaware corporation (the "Company"), and Al Vinciguerra Ltd. (the "Creditor").

WHEREAS, the Company, Dena Vinciguerra, Renee Woodard and the Creditor have executed an Asset Purchase Agreement (the "APA") dated August 31st, 2004;

AND WHEREAS pursuant to the APA the Company has executed and delivered a promissory note (the Note") drawn in favor of the Creditor in the principal amount of $1,000,000 and dated August 31st, 2004;

AND WHEREAS, the Company has agreed to execute and deliver to Creditor a security agreement in substantially the form hereof, in order to secure the obligations of the Company represented by the Note (the "Obligations"); and

AND WHEREAS, the Company wishes to grant a security interest in favor of Creditor as herein provided,

NOW, THEREFOR, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The term "State", as used herein, means the State of Virginia. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term "Obligations' as used herein, means all of the indebtedness, obligations and liabilities of the Company to Creditor, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Loan or the Note, or any other instruments executed in connection with this Agreement.

2. Grant of Security Interest. The Company hereby grants to Creditor, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Creditor a security interest in and to the Purchased Assets as defined in the APA and all proceeds and products thereof (all of the same being hereinafter called the "Collateral").

3. Authorization to File Financing Statements. The Company hereby irrevocably authorizes Creditor at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto (the "Financing Statements") that (a) identify the Collateral, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment.

4. Other Actions. The Company further agrees to take any and all action reasonably requested by Creditor to insure the attachment and perfection of, and the ability of Creditor to enforce, Creditor's security interest in the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Company's signature thereon is required therefor, (b) causing the Creditor's name to be noted as a secured party on any certificate of title if such notation is a condition to attachment, perfection or priority of, or ability of Creditor to enforce, Creditor's security interest in the Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to the Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Creditor to enforce, the Creditor's security interest in the Collateral, (d) obtaining governmental and other third party consents and approvals, (e) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

5.   Representations  and  Warranties   Concerning  Legal  Status.  The  Company
represents and warrants to Creditor that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in all jurisdictions where the nature of its business and/or ownership of its assets makes such qualification necessary.

(b) The Company has the requisite power and authority to own its properties and assets. All of the Company's properties and assets are located its offices set forth on Exhibit "A"hereto.

(c) The Company has the power to execute deliver and perform this Agreement and the other agreements and documents referred to herein to which it is a party and to grant the security interests granted under or pursuant to the terms of this Agreement, all of which actions have been duly authorized by all necessary corporate action.

(d) The Company's execution of and performance of all transactions contemplated by this Agreement do not and will not in any way materially and adversely affect the rights of the Company, violate or constitute a breach of any provision of law, any court or agency decree or judgment, rule or regulation applicable to the Company or the Company's certificate of incorporation or bylaws or be in conflict with or constitute a breach of any other agreement, contract or instrument or other binding commitment to which the Company is a party or by which it is bound.

(e) This Agreement and each of the other documents executed by the Company and delivered to Creditor hereunder, when executed and delivered will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(f) The Company is not in default in the performance of any material obligation, undertaking or covenant contained in any contract or agreement to which it is a party or by which it, or any portion of the Collateral, is bound.

(g) There is currently no material action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or any investigation into the affairs of the Company or any of its properties or rights.

6. Covenants Concerning Company's Legal Status. The Company covenants with Creditor that without providing at least 30 days prior written notice to Creditor, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number, and the Company will not change its type of organization, jurisdiction of organization or other legal structure.

7. Representations and Warranties Concerning Collateral. The Company further represents and warrants to Creditor as follows:

(a) The Company is the owner of or has other rights in or power to transfer the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and the permitted encumbrances set forth on Exhibit "B" hereto (the "Permitted Encumbrances");

(b) None of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;

(c) The Company holds no commercial tort claim; and,

(d) The Company has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

8. Covenants Concerning Collateral. Etc. The Company further covenants with Creditor as follows:

(a) The Collateral will be kept at the locations set forth in Exhibit "A" and the Company will not remove the Collateral from such location, without providing at least 30 days prior written notice to Creditor;

(b) Except for the security interest herein granted and the Permitted Encumbrances, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Creditor;

(c) The Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon;

(d) The Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement.

9. Default. Each of the following constitutes an "Event of Default":

(a) Company fails to pay all or any part of the accrued interest or unpaid principal on the Note when and as the same becomes due and payable at maturity, upon prepayment, by acceleration or otherwise;

(b) The Company fails to observe or perform in all material respects any covenant or agreement on its part contained in this Agreement, the Loan or the
Note if such failure is not remedied within 10 days after written notice is given to Company by any of Creditor specifying such default, requiring that such default be remedied and stating that such notice is a "Notice of Default."

(c) Any representation or warranty made in this Agreement, the Loan or the Note proves to have been false or misleading in any material respect;

(d) Any action is taken establishing or seeking to establish a lien, charge or other right to any of the assets comprising the Collateral, or seeking to execute upon, seize or foreclose upon any such assets, and such action is not fully released, abandoned or dismissed within ten days after such action is first initiated.

(e) The Company pursuant to or within the meaning of Bankruptcy Law:
     (i)  commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;

     (iii) consents to the appointment of a Custodian of it for all or substantially all of the its property; or
     (iv) makes a general assignment for the benefit of its creditors; or

(f) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against Company in an involuntary case;
     (ii) appoints a Custodian for Company or for all or substantially all of its property; or
     (iii) orders the liquidation of Company;

and the order or decree remains unstayed and in effect for 60 consecutive days. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

10. Acceleration. If any Event of Default occurs and is continuing, Creditor, by written notice to Company may declare the principal of and accrued interest on the Notes to be immediately due and payable; provided that in the case of an Event of Default described in Section 4.1 (e) or (f), the Note shall become due and payable without further action or notice.

11. No Duty on Creditor. The powers conferred on Creditor hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Creditor to exercise any such powers. Creditor shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for Creditor's own gross negligence or willful misconduct.

12. No Waiver by Creditors. Creditor shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by Creditor. No delay or omission on the part of Creditor in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Creditor with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Creditor deems expedient.

13. Governing Law: Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Virginia. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at its registered address.

14. Intercreditor Agreement. The Creditor acknowledges and agrees that the indebtedness evidenced by this Security Agreement and any lien or security interest in connection herewith are subordinate to certain other indebtedness and security interests in accordance with the Intercreditor Agreement dated as of August 31st, 2004 and made among Addison York Insurance Brokers Ltd., Anthony Clark International Insurance Brokers Ltd., Emmett Lescroart, Al Vinciguerra Ltd., the Kabaker Family Trust of July 1998, FCC, LLC, and Oak Street Funding LLC, as amended from time to time, in the event that there is a conflict between the terms of this Security Agreement and the Intercreditor Agreement, then the terms of the Intercreditor Agreement shall prevail.

15. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of Creditor and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

IN WITNESS WHEREOF, the Company and Creditor have duly executed this Security Agreement as of the 31st day of August, 2004.



AL VINCIGUERRA LTD.


Per: /s/ Dena Vinciguerra
     ----------------------------



ADDISON YORK INSURANCE BROKERS, LTD.

Per: /s/ P. Podorieszach
     ----------------------------

                                   EXHIBIT "A"

                             LOCATIONS OF COLLATERAL



1.   154 Newton Road, Virginia Beach, VA, 23462;
2.   2604 Cromwell Drive, Norfolk, VA, 23509;
3.   4500 Portsmouth Blvd., Portsmouth, VA, 23701;
4.   918 S. Lynnhaven Rd., Virginia Beach, VA, 23452;
5.   246 Holladay Street, Suffolk, VA, 23434;
6.   5731-A Poplar Hall Drive, Norfolk, VA, 23502;
7.   8104 Roanoke Ave., Hampton, VA, 23605;
8.   1024 N. Battlefield Blvd., Chesapeake, VA, 23320;
9.   880-B Widgeon Road, Norfolk, VA, 23513;
10.  Suite 3, 2052 S. Independence Blvd., Virginia Beach, VA, 23453; and
11.  5011 W. Mercury Blvd., Hampton, VA, 23605.

                                   EXHIBIT "B"

                             PERMITTED ENCUMBRANCES

                                  SCHEDULE "V"

          LIST OF CLIENTS OF AVL WHO PROVIDE COMMISSION REVENUES TO AVL
                        IN EXCESS OF $5,000.00 PER ANNUM



NONE

                                   SCHEDULE "W

                                LIST OF PREMISES



1.   154 Newton Road, Virginia Beach, VA, 23462;
2.   2604 Cromwell Drive, Norfolk, VA, 23509;
3.   4500 Portsmouth Blvd., Portsmouth, VA, 23701;
4.   918 S. Lynnhaven Rd., Virginia Beach, VA, 23452;
5.   246 Holladay Street, Suffolk, VA, 23434;
6.   5731-A Poplar Hall Drive, Norfolk, VA, 23502;
7.   8104 Roanoke  Ave.,  Hampton,  VA,  23605;
8.   1024 N. Battlefield Blvd., Chesapeake, VA, 23320;
9.   880-B Widgeon Road, Norfolk, VA, 23513;
10.  Suite 3, 2052 S. Independence Blvd., Virginia Beach, VA, 23453; and
11.  5011 W. Mercury Blvd., Hampton, VA, 23605.

                                   SCHEDULE "X

                 DEBT SUBORDINATION AND INTERCREDITOR AGREEMENT





                 DEBT SUBORDINATION AND INTERCREDITOR AGREEMENT

     THIS DEBT SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of August ___, 2004 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is by and among ADDISON YORK INSURANCE BROKERS LTD., a Delaware corporation ("Borrower"), ANTHONY CLARK INTERNATIONAL INSURANCE BROKERS LTD., a corporation organized under the laws of the Province of Alberta ("Parent"), EMMETT LESCROART, an individual resident of the State of New Jersey ("Lescroart"), AL VINCIGUERRA LTD., a Virginia limited liability company ("Seller"; Lescroart and Seller are sometimes referred to herein individually as a "Junior Creditor" and collectively as the "Junior Creditors"), KABAKER FAMILY TRUST OF JULY 1998 ("Kabaker"), FCC, LLC, d/b/a First Capital, a Florida limited liability company ("FCC"), and OAK STREET FUNDING LLC, an Indiana limited liability company ("Oak Street"; FCC and Oak Street are sometimes referred to herein individually as a "Senior Creditor" and collectively as the "Senior Creditors").

                              W I T N E S S E T H:

     WHEREAS, Borrower and FCC have entered into that certain Loan and Security Agreement dated as of June 3, 2004 (as amended, supplemented, modified or restated from time to time, the "FCC Loan Agreement"), pursuant to which, among other things, FCC agreed, subject to the terms and conditions set forth in such agreement, to make certain loans and financial accommodations to Borrower; and

     WHEREAS, Borrower and Oak Street have entered into that certain Credit Agreement dated as of March 19, 2004 (as amended, supplemented, modified or restated from time to time, the "Oak Street Loan Agreement"), pursuant to which, among other things, Oak Street agreed, subject to the terms and conditions set forth in such agreement, to make certain loans and financial accommodations to Borrower; and

     WHEREAS, all of the obligations of Borrower under the FCC Loan Agreement and the Oak Street Loan Agreement are secured by Liens on all of the Collateral (as such terms are defined below); and

     WHEREAS, FCC and Oak Street have agreed upon their relative rights with respect to the Collateral pursuant to that certain Intercreditor Agreement dated as of June 3, 2004 among FCC, Oak Street, Borrower and Parent (the "Senior Creditor Intercreditor Agreement"); and

     WHEREAS, Borrower has executed that certain Promissory Note payable to Kabaker dated October 1, 2003 in the original principal amount of $3,515,000 (the "Kabaker Note"), which note is secured by a Lien on the Kabaker Collateral (as defined below); and

     WHEREAS, Kabaker subordinated the Kabaker Indebtedness (as defined below) and Kabaker's Lien on the Kabaker Collateral in favor of Oak Street pursuant to that certain Subordination Agreement dated March 15, 2004 (the "Oak Street/Kabaker Agreement"); and

     WHEREAS, Kabaker subordinated the Kabaker Indebtedness and its Lien on the Kabaker Collateral in favor of FCC pursuant to that certain Subordination Agreement dated as of June 3, 2004 (the "FCC/Kabaker Agreement"); and

     WHEREAS, Borrower, Seller, Dena Vinciguerra and Renee Woodard have entered into that certain Agreement dated as of August ___, 2004 (the "Asset Purchase Agreement"), pursuant to which Borrower will purchase certain assets of Seller; and

     WHEREAS, FCC is providing a portion of the financing for Borrower's purchase of such assets pursuant to the FCC Loan Agreement; and

     WHEREAS, Lescroart and Borrower are parties to that certain Loan and Security Agreement dated as of August ___, 2004 (the "Lescroart Loan Agreement"), pursuant to which Lescroart will lend $3,250,000 to Borrower as additional financing for the Borrower's purchase under the Asset Purchase Agreement, and such loan will be secured by the Collateral; and

     WHEREAS, pursuant to the Asset Purchase Agreement, Seller agreed to defer a portion of the purchase price due to Seller, and such deferred portion of the Purchase Price is evidenced by that certain Promissory Note dated as of August ___, 2004 by Borrower in favor of Seller in the principal amount of $1,000,000 (the "Seller Note"), which Seller Note is secured by the Seller Collateral; and

     WHEREAS, Parent has guaranteed the repayment of the obligations evidenced by the FCC Loan Agreement, the Oak Street Loan Agreement and the Lescroart Loan Agreement; and

     WHEREAS, the indebtedness evidenced by the Lescroart Loan Agreement and the Seller Note is prohibited by the terms and conditions of the FCC Loan Agreement and the Oak Street Loan Agreement; and

     WHEREAS,  in  order  to  induce  FCC  and Oak  Street  to  consent  to such indebtedness  and  to  the  transactions  contemplated  by  the  Asset  Purchase
Agreement, and to induce FCC to finance a portion of the purchase price thereunder, the Junior Creditors have agreed to subordinate the indebtedness evidenced by the Lescroart Loan Agreement and the Seller Note to the indebtedness of Borrower owing to the Senior Creditors and to subordinate the Liens of the Junior Creditors in the Collateral to the Liens of the Senior Creditors therein, all as more fully described below.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     Section 1.1 For purposes of this Agreement, the following terms shall have the following meanings:

     "Agreement" means this Debt Subordination and Intercreditor Agreement, as amended, supplemented or otherwise modified from time to time.

     "Asset Purchase Agreement" has the meaning provided in the Recitals of this Agreement.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.).

     "Bankruptcy Event" means, with respect to Borrower and/or Parent, any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving Borrower and/or Parent or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

     "Borrower" shall have the meaning ascribed to such term in the introductory paragraph to this Agreement, and includes all successors in interest of Borrower, including a trustee or debtor in possession in connection with a Bankruptcy Event.

     "Collateral" means any and all of the assets now owned or hereafter acquired by Borrower (including the Kabaker Collateral and the Seller Collateral) or Parent, together with all proceeds, products, accessions and additions thereto from time to time, including without limitation any insurance proceeds.

     "FCC" has the meaning provided in the introductory paragraph of this Agreement.

     "FCC Indebtedness" means (a) the collective reference to the principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the FCC Loan Agreement after the maturity of the loans thereunder and interest accruing at the then applicable rate provided in the FCC Loan Agreement after the commencement of any Bankruptcy Event, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the loans and all other obligations and liabilities of Borrower and Parent to FCC under the FCC Loan Agreement or under any other FCC Loan Document entered into by Borrower or Parent, whether on account of principal, interest, guaranty obligations, reimbursement obligations, fees, indemnities (whether contingent or actual), costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to FCC that are required to be paid by Borrower or Parent pursuant to the terms of the FCC Loan Agreement, this Agreement or any other FCC Loan Document), and (b) all renewals, refundings, restructurings and other refinancings thereof.

     "FCC/Kabaker Agreement" has the meaning provided in the Recitals of this Agreement.

     "FCC Loan Agreement" has the meaning provided in the Recitals of this Agreement.

     "FCC Loan Document" means the FCC Loan Agreement and any other document, instrument or other agreement executed and/or delivered in connection therewith.

     "Junior  Creditor   Indebtedness"   means,   collectively,   the  Lescroart
Indebtedness and the Seller Indebtedness.

     "Junior Creditor Loan Documents" means, collectively, the Lescroart Loan Documents and the Seller Loan Documents.

     "Junior Creditors" has the meaning provided in the introductory paragraph of this Agreement.

     "Kabaker" has the meaning provided in the introductory paragraph of this Agreement.

     "Kabaker Collateral" means all assets of Borrower acquired pursuant to that certain Agreement dated October 1, 2003 among Borrower, Kabaker, DKWS Enterprises, Inc., John W. Kabaker and Theolyn Kabaker, including any insurance policies, and all renewals and "expirations" with respect to such insurance policies, and all commissions paid or payable thereunder, and all products and proceeds thereof.

     "Kabaker Indebtedness" means all amounts owing by Borrower and Parent to Kabaker at any time, whether principal, interest, fees, costs, expenses, guaranty obligations, indemnity obligations or otherwise, and whether pursuant to the Kabaker Loan Documents or otherwise, the aggregate outstanding principal amount of which is $3,321,292.00 as of the date hereof.

     "Kabaker Loan Document" means the Kabaker Note and any other document, instrument or other agreement executed and/or delivered in connection therewith.

     "Kabaker Note" has the meaning provided in the Recitals of this Agreement.

     "Lescroart" has the meaning provided in the introductory paragraph of this Agreement.

     "Lescroart Indebtedness" means all amounts owing by Borrower and Parent to Lescroart at any time, whether principal, interest, fees, costs, expenses, guaranty obligations, indemnity obligations or otherwise, and whether pursuant to the Lescroart Loan Documents or otherwise, the aggregate outstanding principal amount of which is $3,250,000 as of the date hereof.

     "Lescroart Loan Agreement" has the meaning provided in the Recitals of this Agreement.

     "Lescroart Loan Document" means the Lescroart Loan Agreement and any other document, instrument or other agreement executed and/or delivered in connection therewith.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, a person or entity other than the owner of such property, whether such interest is based on the common law, statute or contract, and including a security interest, charge, claim or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

     "Oak Street" has the meaning provided in the introductory paragraph of this Agreement.

     "Oak Street Indebtedness" means (a) the collective reference to the principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Oak Street Loan Agreement after the maturity of the loans thereunder and interest accruing at the then applicable rate provided in the Oak Street Loan Agreement after the commencement of any Bankruptcy Event, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the loans and all other obligations and liabilities of Borrower and Parent to Oak Street under the Oak Street Loan Agreement or under any other Oak Street Loan Document entered into by Borrower or Parent, whether on account of principal, interest, reimbursement obligations, guaranty obligations, fees, indemnities (whether contingent or actual), costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Oak Street that are required to be paid by Borrower or Parent pursuant to the terms of the Oak Street Loan Agreement, this Agreement or any other Oak Street Loan Document), and (b) all renewals, refundings, restructurings and other refinancings thereof.

     "Oak Street/Kabaker Agreement" has the meaning provided in the Recitals of this Agreement.

     "Oak Street Loan Agreement" has the meaning provided in the Recitals of this Agreement.

     "Oak Street Loan Document" means the Oak Street Loan Agreement and any other document, instrument or other agreement executed and/or delivered in connection therewith.

     "Parent" shall have the meaning ascribed to such term in the introductory paragraph to this Agreement, and includes all successors in interest of Parent, including a trustee or debtor in possession in connection with a Bankruptcy Event.

     "Permitted Payment" has the meaning forth in Section 2.1(c) below.

     "Remaining   Collateral"   means  all  Collateral  other  than  the  Seller
Collateral and the Kabaker Collateral.

     "Seller" has the meaning provided in the introductory paragraph of this Agreement.

     "Seller Collateral" means all assets of Borrower acquired pursuant to the Asset Purchase Agreement, including any insurance policies, and all renewals and "expirations" with respect to such insurance policies, and all commissions paid or payable thereunder, and all products and proceeds thereof.

     "Seller Indebtedness" means all amounts owing by Borrower or Parent to Seller at any time, whether principal, interest, fees, costs, expenses, guaranty obligations, indemnity obligations or otherwise, and whether pursuant to the Seller Loan Documents or otherwise, the aggregate outstanding principal amount of which is $1,000,000 as of the date hereof.

     "Seller Loan Document" means the Seller Note and any other document, instrument or other agreement executed and/or delivered in connection therewith.

     "Seller Note" has the meaning provided in the Recitals of this Agreement.

     "Senior Creditor Indebtedness" means, collectively, the FCC Indebtedness and the Oak Street Indebtedness.

     "Senior  Creditor  Loan  Documents"  means,  collectively,   the  FCC  Loan
Documents and the Oak Street Loan Documents.

     "Senior Creditor  Repayment" means the circumstance in which (a) subject to
Section 2.7(e), all of the Senior Creditor Indebtedness has been indefeasibly paid in full in cash, and (b) the commitment of FCC to make loans under the FCC Loan Agreement has been terminated, and (c) the commitment of Oak Street to make loans under the Oak Street Loan Agreement has been terminated.

     "Senior Creditors" has the meaning provided in the introductory paragraph of this Agreement.

                                    ARTICLE 2

             GENERAL INTERCREDITOR AND LIEN SUBORDINATION PROVISIONS
             -------------------------------------------------------

     Section 2.1 Agreement to Subordinate Debt.

          (a) Borrower and Parent may pay, and Junior Creditors may retain, Permitted Payments (as defined below) with respect to the Junior Creditor Indebtedness. Neither Junior Creditor will ask for, demand, sue for, take or receive from Borrower or Parent, by setoff or in any other manner, and neither Borrower nor Parent will pay, the whole or any part of any Junior Creditor Indebtedness which does not constitute a Permitted Payment, unless and until the Senior Creditor Repayment shall have occurred.

          (b) In the event that any Junior Creditor shall receive any payment or distribution with respect to any Junior Creditor Indebtedness which does not constitute a Permitted Payment, then in such event, such payment or distribution shall be deemed to have been paid to such Junior Creditor in trust for the benefit of the Senior Creditors, shall not be commingled with any assets of such Junior Creditor and shall be immediately paid over to FCC in the form received by such Junior Creditor (with proper endorsements or assignments, if necessary) to the extent necessary to pay the Senior Creditor Indebtedness in full after giving effect to any concurrent payment to Senior Creditors from other sources. FCC shall promptly remit a pro rata portion of any such payment received by FCC to Oak Street, based on the outstanding principal amount of FCC Indebtedness and Oak Street Indebtedness at the time of FCC's receipt of any such payment. To the extent that there are any amounts paid over to FCC in excess of the Senior Creditor
Indebtedness then outstanding, such excess amounts shall be remitted to Lescroart to the extent necessary to pay in full the Lescroart Indebtedness then outstanding, and any excess shall be remitted to Seller; provided, that, to the extent of the amount of such remittance received by it, each Junior Creditor shall indemnify and hold harmless each Senior Creditor from any and all claims, liabilities, damages, and expenses suffered by such Senor Creditor in connection with the making of any such remittance to any Junior Creditor.

          (c) As used herein, the term "Permitted Payment" shall mean a regularly scheduled payment of principal and/or interest with respect to the applicable Junior Creditor Indebtedness on the dates and at the interest rate set forth in the applicable Junior Creditor Loan Documents as in effect on the date hereof (including the contingent payments of $250,000 and $1,000,000 contemplated by Section 2(e) of the Lescroart Loan Agreement) to the extent that
(i) after giving effect to such payment, no Default under and as defined in the FCC Loan Agreement exists, (ii) after giving effect to such payment, no Default under and as defined in the Oak Street Loan Agreement exists, (iii) at least five business days prior to the date of such proposed payment, Borrower shall have provided to FCC a Borrowing Base Certificate (as defined in the FCC Loan Agreement) and a compliance certificate setting forth calculations demonstrating Borrower's pro forma compliance with the financial covenants under the FCC Loan Agreement after giving effect to such payment and assuming that such payment was made on the last day of the calendar month most recently ended, in each case together with such supporting documentation as FCC may reasonably request, and
(iv) at least five business days prior to the date of such proposed payment, Borrower shall have provided to Oak Street a Borrowing Base Certificate (as defined in the Oak Street Loan Agreement) and a compliance certificate setting forth calculations demonstrating Borrower's pro forma compliance with the financial covenants under the Oak Street Loan Agreement after giving effect to such payment and assuming that such payment was made on the last day of the calendar month most recently ended, in each case together with such supporting documentation as Oak Street may reasonably request. In addition to the foregoing requirements, any proposed payment with respect to the Seller Indebtedness shall not constitute a Permitted Payment unless (y) after giving effect to such payment, no Event of Default under and as defined in the Lescroart Loan Agreement exists, and (z) at least five business days prior to the date of such proposed payment, Borrower shall have provided to Lescroart a compliance certificate certifying that no Event of Default exists under the Lescroart Loan Documents, together with such supporting documentation as Lescroart may reasonably request.

     Section 2.2 Agreement to Subordinate Liens. Borrower, Parent, each Junior Creditor, Kabaker and each Senior Creditor, in each case for itself and its successors and assigns, acknowledges, covenants and agrees that, to the extent and in the manner set forth in this Section 2.2:

          (a) With respect to the Seller Collateral, (i) all Liens now or hereafter acquired by FCC in any or all of the Seller Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by Oak Street or any Junior Creditor in the Seller Collateral, (ii) all Liens now or hereafter acquired by Oak Street in any or all of the Seller Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by any Junior Creditor in the Seller Collateral, (iii) all Liens now or hereafter acquired by Lescroart in any or all of the Seller Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by Seller in the Seller Collateral, and (iv) Kabaker does not have any Lien on any of the Seller Collateral. Said priority shall be applicable irrespective of the time or order of attachment or perfection of any Lien or the time or order of filing of any financing statements or other documents, or any statutes, rules or law, or court decisions to the contrary. The foregoing Lien subordination provisions are for the benefit of, and shall be enforceable directly by (w) FCC against Oak Street, Kabaker and each Junior Creditor, (x) Oak Street against Kabaker and each Junior Creditor, (y) Lescroart against Seller and Kabaker, and (z) Seller against Kabaker. Senior Creditors, Lescroart and Seller shall be deemed to have acquired the FCC Indebtedness, the Oak Street Indebtedness, the Lescroart Indebtedness and the Seller Indedebtedness, as applicable, in reliance upon this paragraph.

          (b) With respect to the Kabaker Collateral, (i) all Liens now or hereafter acquired by Oak Street in any or all of the Kabaker Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by FCC, Kabaker or Lescroart in the Kabaker Collateral, (ii) all Liens now or hereafter acquired by FCC in any or all of the Kabaker Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by Kabaker or Lescroart in the Kabaker Collateral, (iii) all Liens now or hereafter acquired by Kabaker in any or all of the Kabaker Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by Lescroart in the Kabaker Collateral, and (iv) Seller does not have any Lien on any of the Kabaker Collateral. Said priority shall be applicable irrespective of the time or order of attachment or perfection of any Lien or the time or order of filing of any financing statements or other documents, or any statutes, rules or law, or court decisions to the contrary. The foregoing Lien subordination provisions are for the benefit of, and shall be enforceable directly by (w) Oak Street against FCC, Kabaker and each Junior Creditor, (x) FCC against Kabaker and each Junior Creditor, (y) Kabaker against each Junior Creditor, and (z) Lescroart against Seller. Senior Creditors, Lescroart and Kabaker shall be deemed to have acquired the FCC Indebtedness, the Oak Street Indebtedness, the Lescroart Indebtedness and the Kabaker Indedebtedness, as applicable, in reliance upon this paragraph.

          (c) With respect to the Remaining Collateral, (i) the relative priority of all Liens now or hereafter acquired by Oak Street or FCC in any or all of the Remaining Collateral shall be determined in accordance with the terms and conditions of the Senior Creditor Intercreditor Agreement, (ii) all Liens now or hereafter acquired by FCC or Oak Street in any or all of the Remaining Collateral shall at all times be prior and superior to any Lien now held or hereafter acquired by Lescroart in the Remaining Collateral, and (iii) neither Seller nor Kabaker has any Lien on any of the Remaining Collateral. Said priority shall be applicable irrespective of the time or order of attachment or perfection of any Lien or the time or order of filing of any financing statements or other documents, or any statutes, rules or law, or court decisions to the contrary. The foregoing Lien subordination provisions are for the benefit of, and shall be enforceable directly by (y) Oak Street and FCC against Lescroart, Kabaker and Seller, and (z) Lescroart against Kabaker and Seller. Senior Creditors and Lescroart shall be deemed to have acquired the FCC Indebtedness, the Oak Street Indebtedness and the Lescroart Indebtedness, as applicable, in reliance upon this paragraph.

     Section 2.3 Other Intercreditor Agreements. FCC and Oak Street hereby acknowledge and agree that the Senior Creditor Intercreditor Agreement remains in full force and effect, both before and after giving effect to the transactions contemplated hereby. Oak Street acknowledges and agrees that the Seller Collateral constitutes "FCC Priority Collateral" under and as defined in the Senior Creditor Intercreditor Agreement. Kabaker hereby acknowledges and agrees that the FCC/Kabaker Agreement and the Oak Street/Kabaker Agreement remain in full force and effect, both before and after giving effect to the transactions contemplated hereby.

     Section 2.4 Limitation on Liens.

          (a) Seller acknowledges and agrees that (i) Seller's Liens apply only to the Seller Collateral, (ii) any Lien in favor of Seller in any Collateral other than the Seller Collateral is hereby released, and (iii) each Senior Creditor and Lescroart are authorized by Seller to file and record such UCC financing statements and similar documents as may be necessary or appropriate in order to evidence the termination of any such Liens. Neither Borrower nor Parent shall grant to Seller, and Seller shall not take or receive, any Lien in any Collateral other than the Seller Collateral.

          (b) Kabaker acknowledges and agrees that (i) Kabaker's Liens apply only to the Kabaker Collateral, (ii) any Lien in favor of Kabaker in any Collateral other than the Kabaker Collateral is hereby released, and (iii) each Senior Creditor and Lescroart is authorized by Kabaker to file and record such UCC financing statements and similar documents as may be necessary or appropriate in order to evidence the termination of any such Liens. Neither Borrower nor Parent shall grant to Kabaker, and Kabaker shall not take or receive, any Lien in any Collateral other than the Kabaker Collateral.

     Section 2.5 Disposition of Collateral. Kabaker, Lescroart and Seller each hereby agree that, until the Senior Creditor Repayment, any Senior Creditor may dispose of, and exercise any other rights with respect to, any or all of the Collateral, free of the Liens of Kabaker, Lescroart and Seller, provided that each of Kabaker, Lescroart and Seller shall retain any rights it may have as a junior secured creditor with respect to the Kabaker Indebtedness, the Lescroart Indebtedness and the Seller Indebtedness, as applicable, with respect to the surplus, if any, arising from any such disposition or enforcement. Upon any disposition of any of the Collateral by any Senior Creditor, each of Kabaker, Lescroart and Seller each (a) agrees, if requested, to execute and immediately deliver any and all releases or other documents or agreements which such Senior Creditor deems necessary to accomplish a disposition thereof free of the Liens of Kabaker, Lescroart and Seller, and (b) authorizes such Senior Creditor to record, or cause to have recorded, any UCC financing statements and similar documents which such Senior Creditor deems necessary to accomplish a disposition thereof free of the Liens of

Kabaker, Lescroart and Seller. Kabaker, Lescroart and Seller each agree that any funds of Borrower or Parent which it obtains through the exercise of any right of setoff or other similar right constitute Collateral, and Kabaker, Lescroart and Seller shall each immediately pay such funds to FCC, and such funds shall be pro-rated between FCC and Oak Street in the manner set forth in Section 2.1(b).

     Section 2.6 Limitations on Rights and Remedies.

          (a) Until the Senior Creditor Repayment, neither Kabaker nor Seller shall be entitled to exercise any rights or remedies with respect to any of the Collateral, including without limitation the right to (i) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, or (ii) request any action, institute proceedings, give any instructions, make any election, notice account debtors or make collections with respect to any portion of the Collateral, or (iii) amend or modify (or permit the amendment or modification of) the terms of any Kabaker Loan Document or any Seller Loan Document in any manner adverse to the interests of any Senior Creditor (including, without limitation, any amendment which has the effect of shortening the maturity of the Kabaker Indebtedness or the Seller Indebtedness or increasing the interest rate with respect thereto).

          (b) Until the Senior Creditor Repayment, Lescroart shall not be entitled to exercise any rights or remedies with respect to any of the Collateral, including without limitation the right to (i) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, or (ii) request any action, institute proceedings against Borrower, Parent or any other person or entity, give any instructions, make any election, notice account debtors or make collections with respect to any portion of the Collateral, or (iii) amend or modify (or permit the amendment or modification of) the terms of any Lescroart Loan Document or any Seller Loan Document in any manner adverse to the interests of any Senior Creditor (including, without limitation, any amendment which has the effect of shortening the maturity of the Kabaker Indebtedness or the Seller Indebtedness or increasing the interest rate with respect thereto); provided, however, that Lescroart shall be entitled to take one or more of the actions described in clauses (i) and/or (ii) above from or after the date that is one year following the date on which Lescroart notifies each Senior Creditor and Kabaker in writing that an event of default exists under the Lescroart Loan Documents and that Lescroart intents to exercise its rights and remedies with respect to Borrower, Parent and/or the Collateral.

          (c) Until the Lescroart Indebtedness has been paid in full, Seller shall not be entitled to exercise any rights or remedies with respect to any of the Collateral, including without limitation the right to (i) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, or (ii) request any action, institute proceedings, give any instructions, make any election, notice account debtors or make collections with respect to any portion of the Collateral, or (iii) amend or modify (or permit the amendment or modification of) the terms of the Seller Loan Documents in any manner adverse to the interests of Lescroart (including, without limitation, any amendment which has the effect of shortening the maturity of the Seller Indebtedness or increasing the interest rate with respect thereto).

          (d) Until the date 91 days after the Senior Creditor Repayment, neither Kabaker nor any Junior Creditor shall take any action, directly or indirectly, to initiate an involuntary bankruptcy or receivership proceeding or receivership in respect of Borrower or Parent.

          (e) Until the date 91 days after the date on which the Lescroart Indebtedness is repaid in full, Seller shall not take any action, directly or indirectly, to initiate an involuntary bankruptcy or receivership proceeding or receivership in respect of Borrower or Parent.

     Section 2.7 Intercreditor Arrangements in Bankruptcy.

          (a) This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to Borrower or Parent shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity.

          (b) Except as otherwise specifically permitted in this Section 2.7, until the Senior Creditor Repayment, neither Kabaker nor any Junior Creditor shall assert without the written consent of each Senior Creditor any claim, motion, objection, or argument in respect of any Collateral in connection with any Bankruptcy Event which could otherwise be asserted or raised in connection with such Bankruptcy Event by Kabaker or such Junior Creditor as a secured creditor of Borrower or Parent, including without limitation any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of any Collateral.

          (c) Without limiting the generality of the foregoing, Kabaker and each Junior Creditor agree that if a Bankruptcy Event occurs, (i) any Senior Creditor may consent to the use of cash collateral on such terms and conditions and in such amounts as such Senior Creditor, in its sole discretion, may decide without seeking or obtaining the consent of Kabaker or any Junior Creditor as a holder of an interest in the Collateral; (ii) any Senior Creditor may (A) provide financing to Borrower and/or Parent or (B) consent to the granting of a priming Lien to secure postpetition financing, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as such Senior Creditor, in its sole discretion, may decide without seeking or obtaining the consent of Kabaker or any Junior Creditor as holder of an interest in the Collateral; (iii) neither Kabaker nor any Junior Creditor shall oppose Borrower's or Parent's use of cash collateral on the basis that Kabaker's or any Junior Creditor's interest in the Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by any Senior Creditor; and (iv) neither Kabaker nor any Junior Creditor shall oppose any sale or other disposition of any assets comprising part of the Collateral free and clear of Liens or other claims of any party, including Kabaker and each Junior Creditor, under Section 363 of the Bankruptcy Code on the basis that Kabaker's or any Junior Creditor's interest in such Collateral is impaired by such sale or inadequately protected as a result of such sale if any Senior Creditor has consented to such sale or disposition of such assets.

          (d) Kabaker and each Junior Creditor agree that neither Kabaker nor any Junior Creditor will initiate, prosecute, encourage, or assist with any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of this Agreement, (ii) challenging the validity or enforceability of any Senior Creditor's claim, (iii) challenging the perfection or enforceability of any of either Senior Creditor's Liens, or
(iv) asserting any claims which Borrower or Parent may hold with respect to any Senior Creditor or any Senior Creditor Indebtedness, if any.

          (e) To the extent that any Senior Creditor receives payments or transfers on the Senior Creditor Indebtedness or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Creditor Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Senior Creditor.

          (f) Notwithstanding any other provision of this Section 2.7, (i) Kabaker and each Junior Creditor shall be entitled to file their initial claims as secured claims and file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Kabaker or such Junior Creditor, including without limitation any claims secured by any Collateral, and (ii) Kabaker and each Junior Creditor shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Borrower or Parent arising under either the Bankruptcy Code or applicable non-bankruptcy law.

     Section 2.8  Relative Rights.

          (a) Nothing contained in this Agreement is intended to or shall affect the relative rights of any Senior Creditor, Kabaker or any Junior Creditor, on the one hand, and other creditors of Borrower or Parent not party to this Agreement, on the other hand. This Agreement and the subordination provisions contained herein are intended only for the benefit of Senior Creditors, Kabaker and Lescroart, but no other creditor of Borrower or Parent.

          (b) All rights and interests of Senior Creditors, Kabaker and Lescroart hereunder, and all agreements and obligations of Borrower, Parent, Senior Creditors, Kabaker and Junior Creditors hereunder, shall remain in full force and effect irrespective of:

               (i) any lack of validity or enforceability of any Senior Creditor Loan Document, any Junior Creditor Loan Document, any Kabaker Loan Document or any other agreement or instrument relating to any of the foregoing;

               (ii) any change in the time, manner or place of, or in any other term of, all or any of the Senior Creditor Indebtedness, the Junior Creditor Indebtedness or the Kabaker Indebtedness, or any amendment or waiver of or any consent to departure from any provision of any of the Senior Creditor Loan Documents, any of the Junior Creditor Loan Documents or any of the Kabaker Loan Documents;

               (iii) any exchange, release, nonperfection, or unenforceability of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Creditor Indebtedness, the Junior Creditor Indebtedness or the Kabaker Indebtedness; or

               (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or Parent in respect of any Senior Creditor Indebtedness, any Kabaker Indebtedness or any Junior Creditor Indebtedness, in respect of this Agreement.

     Section 2.9 Waivers.

          (a) Other than the rights and duties of the Senior Creditors under the Senior Creditor Intercreditor Agreement, the FCC/Kabaker Agreement and the Oak Street/Kabaker Agreement, and except as set forth in this Agreement, neither any Senior Creditor, Kabaker nor any Junior Creditor shall have any liability or duty of any kind, nature or origin to any other Senior Creditor, Kabaker or any Junior Creditor, express or implied.

          (b) Each Junior Creditor and Kabaker hereby waive and release any claim which such Junior Creditor or Kabaker may now or hereafter have against any Senior Creditor arising out of any and all actions which any Senior Creditor, in good faith, takes or omits to take with respect to Borrower, Parent, any Collateral or any Senior Creditor Loan Document, including without limitation, (i) actions with respect to the creation, perfection or continuation of Liens on the Collateral and other security for any Senior Creditor Indebtedness, (ii) actions with respect to the occurrence of any event of default by Borrower or Parent under this Agreement or any Senior Creditor Loan Document, (iii) action with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, (iv) actions with respect to the collection of any claim for all or any part of any Senior Creditor Indebtedness from any account debtor, guarantor or any other party, (v) any other action with respect to the enforcement of any Senior Creditor Loan Document or the valuation, use, protection or disposition of the Collateral or any other security for any Senior Creditor Indebtedness and (vi) the election of any Senior Creditor, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, for application of Section 1111(b) of the Bankruptcy Code.

          (c) Seller hereby waives and releases any claim which Seller may now or hereafter have against Lescroart arising out of any and all actions which Lescroart, in good faith, takes or omits to take with respect to Borrower, Parent, any Collateral or any Lescroart Loan Document, including without limitation, (i) actions with respect to the creation, perfection or continuation of Liens on the Collateral, (ii) actions with respect to the occurrence of any event of default by Borrower or Parent under this Agreement or the Lescroart Loan Documents, (iii) action with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral,
(iv) actions with respect to the collection of any claim for all or any part of the Lescroart Indebtedness from any account debtor, guarantor or any other party, (v) any other action with respect to the enforcement of the Lescroart Loan Documents or the valuation, use, protection or disposition of the Collateral and (vi) the election of Lescroart, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, for application of Section 1111(b) of the Bankruptcy Code.

          (d) Lescroart hereby waives and releases any claim which Lescroart may now or hereafter have against Kabaker arising out of any and all actions which Kabaker, in good faith, takes or omits to take with respect to Borrower, Parent, any Collateral or any Kabaker Loan Document, including without limitation, (i) actions with respect to the creation, perfection or continuation of Liens on the Collateral, (ii) actions with respect to the occurrence of any event of default by Borrower or Parent under this Agreement or the Kabaker Loan Documents, (iii) action with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, (iv) actions with respect to the collection of any claim for all or any part of the Kabaker Indebtedness from any account debtor, guarantor or any other party, (v) any other action with respect to the enforcement of the Kabaker Loan Documents or the valuation, use, protection or disposition of the Collateral and (vi) the election of Kabaker, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, for application of Section 1111(b) of the Bankruptcy Code.

     Section 2.10 Remedies.

          (a) Rights Cumulative. The rights and remedies of each Senior Creditor, Kabaker and Lescroart under this Agreement and the Senior Creditor Loan Documents, the Kabaker Loan Documents or the Lescroart Loan Documents, as applicable, shall be cumulative and not exclusive of any rights or remedies which such Senior Creditor, Kabaker or Lescroart would otherwise have. In exercising such rights and remedies, each Senior Creditor, Kabaker and Lescroart may be selective, and no failure or delay by any Senior Creditor, Kabaker or Lescroart in exercising any right shall operate as a waiver of such right, nor shall any partial or single exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

          (b) Waiver of Marshalling. Borrower, Parent, Kabaker and each Junior Creditor hereby waive any right to require marshalling of assets by any Senior Creditor or Lescroart and any similar rights.

     Section 2.11 Lescroart to Subordinate.

          (a) Lescroart acknowledges and agrees that Borrower is engaged in negotiations to purchase certain assets of Whitman-Samuelson Insurance Services, Inc. ("Whitman"). Borrower intends to issue a note in favor of Whitman as part of the consideration for such assets, and such note will be secured by the assets purchased from Whitman and the proceeds thereof. Lescroart hereby agrees that Lescroart shall subordinate his Liens in such assets to the Lien of Whitman therein on such terms and conditions as Whitman, Borrower or any Senior Creditor may reasonably request.

          (b) To the extent that Lescroart's consent is required in connection with any future indebtedness to be incurred by Borrower for any other acquisition, Lescroart acknowledges and agrees that such consent will not be unreasonably withheld or delayed. Additionally, Lescroart agrees that he will not unreasonably refuse or delay any request by Borrower or any Senior Creditor that Lescroart subordinate his Lien in any assets to be acquired in any future acquisition and the proceeds thereof to the Lien of the seller of such assets. Lescroart acknowledges that, pursuant to this Agreement, the Lien of the Senior Creditors in any assets acquired in a future acquisition and any proceeds thereof shall be senior to the Lien of Lescroart.

                                    ARTICLE 3

                                  MISCELLANEOUS
                                  -------------

     Section 3.1 Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, (a) each Senior Creditor and its respective successors and assigns, including subsequent holders of any Senior Creditor Indebtedness, and the term "Senior Creditor" shall include any such subsequent or additional holder of any Senior Creditor Indebtedness, wherever the context permits, (b) each Junior Creditor and its respective successors and assigns, including subsequent holders of any Junior Creditor Indebtedness, and the term "Junior Creditor" shall include any such subsequent or additional holder of any Junior Creditor Indebtedness, and (c) Kabaker and its successors and assigns, including subsequent holders of any Kabaker Indebtedness, and the term "Kabaker" shall include any such subsequent or additional holder of any Kabaker Indebtedness.

     Section 3.2 Further Assurances. Each party hereto will, at the expense of Borrower, and at any time and from time to time, promptly execute and/or authorize and deliver all further instruments and documents, and take all further action, that any other party hereto may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable any Senior Creditor, Kabaker or any Junior Creditor to exercise and enforce its rights and remedies hereunder, including, without limitation, appropriate amendments to financing statements and similar public filings authorized by Borrower or Parent in favor of any Junior Creditor or Kabaker in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). Without limiting the generality of the foregoing, in connection with any refinancing or replacement of all or any portion of the any Senior Creditor Indebtedness, each party hereto agrees, if requested by any Senior Creditor, to execute an intercreditor and lien subordination agreement substantively similar to this Agreement in favor of any replacement lender.

     Section 3.3 Expenses. Borrower shall pay to each Senior Creditor, Kabaker and Lescroart, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for each Senior Creditor, Kabaker and Lescroart, which such Senior Creditor, Kabaker or Lescroart may incur in connection with the exercise or enforcement of any of its rights or interests with respect to Borrower, Parent or any other party hereto, and all such amounts shall constitute part of the FCC Indebtedness, the Oak Street Indebtedness, the Kabaker Indebtedness or the Lescroart Indebtedness, as applicable.

     Section 3.4 Notices; Amendments, Etc.

          (a) All notices, requests and demands to or upon the parties to this Agreement to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three business days after being deposited in the mail, postage prepaid or (iii) one business day after being sent by priority overnight delivery with an internationally recognized overnight delivery carrier or (iv) if by telecopy or facsimile, when confirmed in writing by the sender's telecopy or facsimile device, at the addresses or transmission numbers for notices set forth under the signatures below. The parties to this Agreement may change their addresses and transmission numbers for notices by providing written notice of such new address to the other parties hereto.

          (b) This Agreement may be amended and the terms hereof may be waived only with the written consent of each of the parties hereto, or their authorized successors and assigns.

     Section 3.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 3.6 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN INDIANAPOLIS, INDIANA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES. IN ORDER TO INDUCE SENIOR CREDITORS TO CONSENT TO THE JUNIOR CREDITOR INDEBTEDNESS AND THE KABAKER INDEBTEDNESS, EACH JUNIOR CREDITOR AND KABAKER CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF INDIANA AND WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND FURTHER AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

     Section 3.7 Entire Agreement. Except as expressly set forth in the Senior Creditor Intercreditor Agreement, the FCC/Kabaker Agreement and the Oak Street/Kabaker Agreement, this Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof.

     Section 3.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

                     [Signatures appear on following pages]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the date and year first above written.

                                       BORROWER:

                                       ADDISON YORK INSURANCE BROKERS LTD.

                                       By:  /s/ P. Podorieszach
                                          --------------------------------------
                                       Name:  P. Podorieszach
                                            ------------------------------------
                                       Title: CEO
                                             -----------------------------------

                                       Address for notices to Borrower:

                                       Addison York Insurance Brokers Ltd.
                                       1033 Southport Road S.W., Suite 355
                                       Calgary, Alberta, T2W 3X6
                                       Attention:  Primo Podorieszach
                                       Facsimile No.:  403-225-5745

                                       PARENT:

                                       ANTHONY CLARK INTERNATIONAL INSURANCE
                                       BROKERS LTD.

                                       By:  /s/ P. Podorieszach
                                          --------------------------------------
                                       Name:  above
                                            ------------------------------------
                                       Title: CEO
                                             -----------------------------------

                                       Address for notices to Guarantor:

                                       Anthony Clark International Insurance
                                       Brokers Ltd.
                                       1033 Southport Road S.W., Suite 355
                                       Calgary, Alberta, T2W 3X6
                                       Attention:  Primo Podorieszach
                                       Facsimile No.:  403-225-5745

                                       SELLER:

                                       AL VINCIGUERRA LTD.

                                       By: /s/ Dena Vinciguerra
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       Address for notices to Seller:



                                       Attention:
                                                 -------------------------
                                       Facsimile No.:
                                                     ---------------------

                                       LESCROART:


                                       /s/ Emmett Lescroart L.S.
                                       -----------------------------------------
                                       EMMETT LESCROART

                                       Address for notices to Lescroart:

                                       Emmett Lescroart
                                       c/o Chapman
                                       Associates 475
                                       Wall Street
                                       Princeton, New
                                       Jersey 08540
                                       Facsimile No.:

                                       FCC:

                                       FCC, LLC, d/b/a First Capital

                                       By: /s/ David G. Walker
                                          --------------------------------------
                                       Name: David G. Walker
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       Address for notices to FCC:

                                       FCC, LLC
                                       125 TownPark Drive, Suite 190
                                       Kennesaw, Georgia  30144
                                       Attention:  Brian J. Cuttic
                                       Facsimile No.:  678-594-5901

                                       OAK STREET:

                                       OAK STREET FUNDING LLC

                                       By: /s/ Richard S. Denner
                                          --------------------------------------
                                       Name:  Richard S. Denner
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------

                                       Address for notices to Oak Street:

                                       Oak Street Funding LLC
                                       11595 North Meridian Street, Suite 450
                                       Carmel, Indiana  46032
                                       Attention:  Richard S. Dennan
                                       Facsimile No.:  317-428-3801


                                       KABAKER:

                                       KABAKER FAMILY TRUST OF JULY 1998

                                       By: /s/ John W. Kabaker
                                          --------------------------------------
                                          John W. Kabaker, as Trustee

                                       By: /s/ Theolyn Kabaker
                                          --------------------------------------
                                          Theolyn Kabaker, as Trustee

                                       Address for notices to Kabaker:

                                       Kabaker Family Trust of July 1998
                                       25 Wali Trail
                                       Novato, California  94947
                                       Attention:  John W. Kabaker
                                       Facsimile No.:  415-892-6033

                                  SCHEDULE "Y"

        ACKNOWLEDGMENT OF COLLATERAL ASSIGNMENT OF ACQUISITION DOCUMENTS

                                  SCHEDULE "Z"

                         MAXIMUM ASSUMED AVL LIABILITIES